                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                       HAIGHTS CROSS COMMUNICATIONS, INC.
                                    AS "HCCI"

                         HAIGHTS CROSS OPERATING COMPANY
                                    AS "HCOC"

                              TRIUMPH LEARNING, LLC
                                   AS "BUYER"

                                       AND

                         BUCKLE DOWN PUBLISHING COMPANY
                                   AS "SELLER"

                              PROFILES CORPORATION
                                AS "STOCKHOLDER"

                                       AND

                                  DOUGLAS PAUL
                                  AS "FOUNDER"

                            DATED AS OF MARCH 6, 2004

                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
SECTION 1 -  PURCHASE AND SALE OF ASSETS..........................................................................1
         1.1  Sale of Assets......................................................................................1
         1.2  Excluded Assets.....................................................................................3
         1.3  Assumption of Liabilities...........................................................................4
         1.4  Excluded Liabilities................................................................................4
         1.5  Deposit.............................................................................................5
         1.6  Calculation of Estimated Closing Adjustments........................................................6
         1.7  Purchase Price and Payment..........................................................................7
         1.8  Time and Place of Closing...........................................................................8
         1.9  Post-Closing Adjustments............................................................................8
         1.10  Further Assurances................................................................................11
         1.11  Allocation of Purchase Price......................................................................11
         1.12  Transfer Expenses, Costs and Taxes................................................................11
         1.13  Use of Name.......................................................................................11
         1.14  Customer and Marketing Research...................................................................12
         1.15  Delivery of Records and Contracts.................................................................13

SECTION 2 -  REPRESENTATIONS AND WARRANTIES OF SELLER, STOCKHOLDER AND FOUNDER...................................13
         2.1  Making of Representations and Warranties...........................................................13
         2.2  Organization.......................................................................................13
         2.3  Subsidiaries.......................................................................................14
         2.4  Capital Stock of Seller; Beneficial Ownership......................................................14
         2.5  Authority of Seller................................................................................14
         2.6  Leased Property; Liens; Condition of Properties....................................................15
         2.7  Financial Statements...............................................................................16
         2.8  Taxes..............................................................................................17
         2.9  Accounts Receivable; Accounts Payable; Inventory...................................................18
         2.10  Absence of Undisclosed Liabilities................................................................19
         2.11  Absence of Certain Developments...................................................................19
         2.12  Intellectual Property.............................................................................20
         2.13  Certain Contracts and Arrangements................................................................21
         2.14  Litigation........................................................................................22
         2.15  Compliance with Laws..............................................................................22
         2.16  Insurance Coverage................................................................................23
         2.17  Approvals.........................................................................................23
         2.18  Employee Benefit Programs; ERISA..................................................................23
         2.19  Environmental Matters.............................................................................24
         2.20  Employees; Labor Matters..........................................................................25
         2.21  Customers and Distributors........................................................................25

         2.22  Suppliers.........................................................................................26
         2.23  Certain Payments..................................................................................26
         2.24  Transactions with Affiliates......................................................................26
         2.25  No Brokers or Finders.............................................................................26
         2.26  Disclosures.......................................................................................26
         2.27  Investment Representation.........................................................................27

SECTION 3 -  REPRESENTATIONS AND WARRANTIES OF FOUNDER...........................................................27
         3.1  Making of Representations and Warranties...........................................................27
         3.2  Authority of Founder...............................................................................27
         3.3  Beneficial Ownership...............................................................................28
         3.4  Certain Agreements.................................................................................28
         3.5  No Brokers or Finders..............................................................................28

SECTION 4 -  REPRESENTATIONS AND WARRANTIES OF BUYER, HCOC AND HCCI..............................................28
         4.1  Making of Representations and Warranties...........................................................28
         4.2  Organization.......................................................................................28
         4.3  Authority..........................................................................................29
         4.4  No Brokers or Finders..............................................................................29
         4.5  Shares.............................................................................................29
         4.6  SEC Filings; HCCI Financial Statements.............................................................30
         4.7  Capitalization.....................................................................................30
         4.8  Litigation.........................................................................................30

SECTION 5 -  INTERIM COVENANTS OF SELLER, STOCKHOLDER AND FOUNDER................................................31
         5.1  Conduct of Business................................................................................31
         5.2  Access to Books and Records; Access to Employees...................................................31
         5.3  Notice of Default..................................................................................31
         5.4  Consummation of Agreement; Consents................................................................32
         5.5  Financial Information..............................................................................32
         5.6  Leased Real Property...............................................................................32
         5.7  Cooperation of Seller..............................................................................33
         5.8  No Solicitation of Other Offers....................................................................33
         5.9  Confidentiality....................................................................................33
         5.10  Relationship with ZAPS Learning Company...........................................................34

SECTION 6 -  INTERIM COVENANTS OF BUYER, HCOC AND HCCI...........................................................34
         6.1  Access to Information and Management...............................................................34
         6.2  Notice of Default..................................................................................34
         6.3  Consummation of Agreement..........................................................................35
         6.4  Confidentiality....................................................................................35

SECTION 7 -  CLOSING CONDITIONS..................................................................................35
         7.1  Conditions to the Obligations of Buyer, HCOC and HCCI..............................................35
         7.2  Conditions to Obligations of Seller................................................................39

SECTION 8 -  INDEMNIFICATION.....................................................................................41
         8.1  Survival of Representations and Warranties.........................................................41
         8.2  Indemnification by Seller, Stockholder and Founder.................................................42
         8.3  Notice and Opportunity to Defend...................................................................42
         8.4  Cooperation........................................................................................43
         8.5  Indemnification Limits.............................................................................43
         8.6  Payment of Claims..................................................................................44

SECTION 9 -  TERMINATION.........................................................................................45
         9.1  Termination........................................................................................45
         9.2  Effect of Termination..............................................................................45
         9.3  Right to Proceed...................................................................................46
         9.4  Buyer Right to Specific Performance................................................................46
         9.5  Waiver.............................................................................................46

SECTION 10 -  POST-CLOSING RIGHTS AND OBLIGATIONS................................................................47
         10.1  Collection of Assets..............................................................................47
         10.2  Payment of Obligations............................................................................47
         10.3  Assumed Liabilities...............................................................................47
         10.4  Adjustment of Operating Expenses..................................................................47
         10.5  Non-competition by Seller, Stockholder and Founder................................................48
         10.6  Employees.........................................................................................49
         10.7  Stock Restrictions................................................................................49
         10.8  Transition Period Relating to ZAPS Inventory......................................................51

SECTION 11 -  DEFINITIONS........................................................................................52
         11.1  Certain Definitions...............................................................................52

SECTION 12 -  MISCELLANEOUS......................................................................................53
         12.1  Fees and Expenses.................................................................................53
         12.2  Governing Law; Jurisdiction; Venue; Jury Waiver...................................................53
         12.3  Notices...........................................................................................54
         12.4  Entire Agreement..................................................................................55
         12.5  Assignability; Binding Effect.....................................................................55
         12.6  Captions and Gender...............................................................................55
         12.7  Execution in Counterparts.........................................................................56
         12.8  Amendments........................................................................................56
         12.9  Publicity and Disclosures.........................................................................56
         12.10  Bulk Sales Law...................................................................................56

                                    EXHIBITS

Exhibit A         Form of Deposit Escrow Agreement
Exhibit B         Terms of Series C Preferred Stock
Exhibit C         Form of Indemnification Escrow Agreement
Exhibit D         Form of Bill of Sale and Assignment of Contracts and Leases
Exhibit E         Form of Consulting Agreement
Exhibit F         Form of Non-Solicit/Confidentiality Agreements
Exhibit G         Form of Seller Legal Opinion
Exhibit H         Form of Agreement of Assumption of Liabilities
Exhibit I         Form of Buyer Legal Opinion

                                    SCHEDULES

Schedule 1.1(a)             Accounts Receivable
Schedule 1.1(b)             Personal Property
Schedule 1.1(d)             Acquired Contracts
Schedule 1.1(k)             Computer Equipment, Software and Licenses
Schedule 1.2                Excluded Assets
Schedule 1.11(a)            Pro Forma Allocation
Schedule 2.2                Foreign Jurisdictions
Schedule 2.5(a)             Required Actions
Schedule 2.5(b)             Defaults; Required Consents
Schedule 2.6(b)             Leased Real Property
Schedule 2.6(c)             Certain Matters Concerning the Leased Real Property
Schedule 2.6(e)             Claims on Purchased Assets
Schedule 2.7(a)             Financial Statements
Schedule 2.8(b)             Sales Tax Jurisdictions
Schedule 2.8(e)             Tax Authority Inquiries
Schedule 2.8(h)             Audits
Schedule 2.8(i)             Tax Sharing Agreements
Schedule 2.8(j)             Certain Tax Liabilities
Schedule 2.9(a)             Accounts Receivable from Affiliates
Schedule 2.9(b)             Accounts Payable
Schedule 2.10               Certain Liabilities
Schedule 2.11               Certain Developments Since December 31, 2002
Schedule 2.12(a)            Seller Patents, Seller Marks and Seller Copyrights
Schedule 2.12(b)            Third-Party Software Used in the Business
Schedule 2.13               Certain Contracts
Schedule 2.14               Litigation, Proceedings and Investigations
Schedule 2.15               Required Regulatory Permits;  Legal Compliance
Schedule 2.16               Insurance Matters
Schedule 2.17               Required Approvals
Schedule 2.18               Employee Benefit Programs
Schedule 2.19               Environmental Matters
Schedule 2.20(a)            List of Employees
Schedule 2.20(b)            Employment Matters
Schedule 2.21               List of Customers, Distributors and Partners
Schedule 2.22               List of Suppliers
Schedule 2.24               Affiliated Transactions
Schedule 3.2(b)             Defaults; Required Consents
Schedule 3.4                Certain Agreements
Schedule 4.3                Defaults; Required Consents
Schedule 4.4                Brokers and Finders
Schedule 7.1(g)(vii)        Employees Who Will Sign Employee Agreements

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of March 6, 2004 by and among Haights Cross Communications, Inc., a Delaware corporation ("HCCI"), Haights Cross Operating Company, a Delaware corporation and a wholly owned subsidiary of HCCI ("HCOC"), Triumph Learning, LLC, a Delaware limited liability company and a wholly owned subsidiary of HCOC ("Buyer"), Profiles Corporation, an Iowa corporation ("Stockholder"), Buckle Down Publishing Company, an Iowa corporation and a wholly owned subsidiary of Stockholder ("Seller"), and Douglas Paul, the sole stockholder of Stockholder ("Founder"). Capitalized terms used herein and not defined where used shall have the meanings given them in Section 11.

                               W I T N E S S E T H

      WHEREAS, subject to the terms and conditions hereof, Seller, Stockholder and Founder desire to sell substantially all of Seller's properties and assets to Buyer; and

      WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase such properties and assets of Seller for the consideration specified herein and the assumption by Buyer of certain liabilities and obligations of Seller;

      NOW, THEREFORE, in order to consummate such purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

                     SECTION 1 - PURCHASE AND SALE OF ASSETS

      1.1 SALE OF ASSETS. Subject to the provisions of this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer and Buyer agrees to purchase from Seller, at the Closing (as defined below), all legal and beneficial right, title and interest of Seller in and to all of the assets and properties of every kind used in or relating to the conduct of operating and administering the business of Seller or otherwise owned or used by Seller, other than the Excluded Assets (such assets and properties collectively, the "Purchased Assets"), in each case free and clear of any and all mortgages, liens, pledges, security interests, charges, encumbrances, claims, easements, rights of way, covenants, conditions or restrictions or any other adverse claims, rights or encumbrances of any kind or nature whatsoever ("Claims"). The Purchased Assets shall include, without limitation, the following:

                  (a) Accounts Receivable. All of Seller's accounts receivable, including, without limitation, those listed on Schedule 1.1(a) hereto (the "Accounts Receivable");

                  (b) Equipment and Other Tangible Personal Property. All of Seller's office supplies, machinery, office equipment, furniture, furnishings, fixtures, tools, instruments and other tangible personal property (collectively, the "Personal Property"), including, without limitation, the Personal Property listed on Schedule 1.1(b) hereto;

                  (c) Leased Real Property. The leasehold interest of Seller with respect to the office and warehouse location of Seller located at 2308 Heinz Road, Iowa City, Iowa (the "Office Lease");

                  (d) Contracts. Seller's contracts (including, without limitation, author contracts and licenses), agreements, leases, commitments, claims and rights, all as listed on Schedule 1.1(d) hereto (the "Acquired Contracts");

                  (e) Inventory. All of Seller's inventory, wherever located and whether in the possession of Seller or any customer or potential customer or any supplier;

                  (f) Prepaids; Credits; Deposits. All prepaid expenses, deposits and similar items;

                  (g) Third Party Claims and Rights. All rights and claims against third parties, including without limitation, all rights under express or implied warranties from suppliers;

                  (h) Customers and Customer Lists. All of Seller's past and present lists of customers, lists of prospective customers, mailing lists, pending new business, and customer files and records and, to the extent transferable and assignable, any rights to prospect lists used by Seller that are owned by third parties;

                  (i) Marketing and Editorial Materials. All advertising, editorial, marketing, promotional and ancillary materials and sources, information pertaining to planned products or services (if any) and all rights related thereto, including, without limitation, any and all films, negatives and electronic files of books and publications;

                  (j) Permits and Licenses. All of Seller's Approvals (as defined in Section 2.17 below) which are assignable or otherwise transferable, together with, if any, all rights of renewal and amenities thereto;

                  (k) Computer Equipment and Software. All computer equipment and computer software, including source code, whether completed or under development, and software licenses, including, without limitation, those listed on Schedule 1.1(k) hereto;

                  (l) Record Books. Seller's general ledger, and copies of Seller's invoices, sales records, tax returns and other material business records of Seller for all periods since January 1, 1998, including financial statements, general ledgers, material repair and maintenance records, material correspondence related to the operation of Seller's business, Seller's Tax Returns, including material declarations, reports or statements, and correspondence and materials related to Seller's state sales Tax Returns;

                  (m) Other Intellectual Property. All right, title and interest in and to all Seller Intellectual Property Assets (as defined herein) (including, without limitation, exclusive rights to use "Buckle Down Publishing" or any variants of any of the foregoing) and all goodwill related thereto, and all other intangible assets and goodwill and other intangibles;

                  (n) Personnel Records. All of Seller's personnel files and records with respect to employees of Seller who become employees of Buyer following the Closing; and

                  (o) Other Assets. All other assets of Seller that are used or usable in Seller's business.

      1.2 EXCLUDED ASSETS. Notwithstanding Section 1.1 to the contrary, Seller is not selling, and Buyer is not purchasing, any of the following assets owned by Seller, all of which shall be retained by Seller and shall not constitute Purchased Assets (the "Excluded Assets"):

                  (a) Seller Cash. All cash and cash equivalents of Seller as of the Closing;

                  (b) Rights Under this Agreement. The rights which accrue or will accrue to Seller under this Agreement;

                  (c) Record Books. Seller's stock record books, record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or capitalization (collectively, the "Corporate Records"), as well as a copy of Seller's general ledger and originals of Seller's invoices, sales records, tax returns and other material business records of Seller for all periods since January 1, 1998, copies of which are to be provided to Buyer under Section 1.1(l) above;

                  (d) Leased Assets. Any assets used by Seller which are owned by third party vendors, all of which are leased under Acquired Contracts listed on Schedule 1.1(d) or otherwise listed as an Excluded Asset on
      Schedule 1.2;

                  (e) Third Party Claims and Rights. All rights and claims against third parties relating to the Excluded Assets or the Excluded Liabilities (as defined below); and

                  (f) Excluded Property. All of the assets and properties used by Seller in its business that are not being sold, assigned, transferred and delivered to Buyer hereunder, as listed on Schedule 1.2 hereto.

      1.3 ASSUMPTION OF LIABILITIES. Subject to Section 1.4, upon the sale and purchase of the Purchased Assets, Buyer shall assume and agree to pay or discharge when due or perform in accordance with their respective terms only the following liabilities of Seller and no other liabilities (collectively, the "Assumed Liabilities"):

                  (a) Current Liabilities. All of the liabilities or obligations for trade accounts payable, accrued expenses and other current liabilities which have been incurred by Seller in the ordinary course of business in accordance with the terms of this Agreement as of the Closing Date and which are listed on the Preliminary Closing Statement (as defined below) or the Final Closing Statement (collectively, the "Current Liabilities"); and

                  (b) Liabilities Under Acquired Contracts. All of the liabilities or obligations for payment or performance arising after the Closing under the Acquired Contracts.

      The assumption of the Assumed Liabilities by Buyer shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller and nothing herein shall prevent any party from contesting in good faith with any third party any of such Assumed Liabilities.

      1.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Buyer shall not assume or be bound by, and Seller shall retain, pay and discharge, all obligations or liabilities of Seller of any kind or nature, known or unknown, accrued, absolute, contingent or otherwise, whatsoever (the "Excluded Liabilities"), which Excluded Liabilities shall include, without limiting the generality of the foregoing, all of the following:

                  (a) Liabilities Relating to this Agreement. Liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including, without limitation, counsel and accountant's fees, and expenses pertaining to the performance by Seller of its obligations hereunder;

                  (b) Liabilities Relating to the Excluded Assets. Any liabilities and obligations relating to or arising out of the Excluded Assets;

                  (c) Contractual Liabilities. Any liabilities that arise prior to the Closing Date (as defined below) in connection with any breach of, or any penalty payments Seller is required to make in connection with the provisions of, any agreement to which it is a party, including with respect to any Acquired Contract;

                  (d) Tax Liabilities. Taxes of Seller, Stockholder or any of their respective Affiliates (whether relating to periods before or after the transactions contemplated in this Agreement or incurred by Seller in connection with this Agreement and the transactions provided for herein), including, without limitation, any liability for (i) corporate income or franchise Taxes of Seller, Stockholder or any of their respective Affiliates, (ii) payroll Taxes due in respect of the operation of the business of Seller prior to the Closing to the extent withheld or collected by Seller as of the Closing, (iii) state sales Taxes due in respect of the operation of the business of Seller prior to the Closing, and (iv) Taxes arising out of the inclusion of Seller, Stockholder or any of their respective Affiliates in any group filing consolidated, combined or unitary tax returns or arising out of any transferee liability;

                  (e) Debt Obligations. All obligations arising from the lending of money by any Person to Seller;

                  (f) Certain Accrued Expenses. All of the liabilities or obligations for accrued expenses of Seller relating to (i) amounts payable to any employees of Seller in respect of bonuses earned as of the Closing Date or any other non-recurring compensation plan of Seller, (ii) amounts due for discretionary matches for employee contributions under Seller's 401(k) plan from January 1, 2004 through the Closing, which shall be funded by Seller prior to the Closing in accordance with the terms of such plan, (iii) any amounts payable to Stockholder or Founder, or (iv) any amounts payable to any related Person or Affiliate of Stockholder or Founder (other than compensation which is payable in the ordinary course of business to Affiliates of Stockholder or Founder for services performed for Seller pursuant to arrangements which are disclosed in the disclosure schedules hereto, and which amounts are included on the Preliminary Closing Statement); and

                  (g) Other Liabilities. Liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, which Liabilities relate to (i) the use or ownership of the Purchased Assets or the operation of Seller's business prior to the Closing Date, (ii) any actions taken by Seller, Stockholder or Founder on or prior to the Closing Date, or (iii) any continuing business activities of Seller, Stockholder, Founder or any of their respective Affiliates following the Closing Date.

      1.5 DEPOSIT.

                  (a) Upon the execution and delivery of this Agreement, Buyer will deliver or cause to be delivered to Mellon Trust of New England, N.A. (the "Deposit Escrow Agent"), a cash deposit in the amount of One Hundred Thousand Dollars ($100,000) (the "Deposit"), which Deposit is being held by the Deposit Escrow Agent in accordance with the terms and conditions of the Deposit Escrow Agreement between Seller, Buyer and the Deposit Escrow Agent attached hereto as Exhibit A. Upon the execution and delivery of this Agreement, the Deposit Escrow Agent shall continue to hold the Deposit in accordance with the terms of the Deposit Escrow Agreement and this Agreement.

                  (b) Subject to the terms and conditions of the Deposit Escrow Agreement, the Deposit Escrow Agent shall deliver the Deposit, plus accrued interest thereon, to:

                        (i) Buyer if this Agreement is terminated by Buyer under
            Section 9.1(b) below;

                        (ii) Buyer if this Agreement is terminated by Buyer
            under Section 9.1(d) below due to the failure of the conditions to Closing set forth in Section 7.1(a) or Section 7.1(b) below;

                        (iii) Seller at the Closing; or

                        (iv) Subject to Section 9.2 hereof, Seller if this
            Agreement is terminated for any other reason.

      1.6 CALCULATION OF ESTIMATED CLOSING ADJUSTMENTS. No later than two (2) business days prior to the Closing, Seller shall prepare and deliver to Buyer a statement, subject to Buyer's reasonable approval (the "Preliminary Closing Statement"), setting forth Seller's good faith estimate of Seller's Working Capital (as defined below) as of the Closing Date ("Closing Working Capital"). The Cash Purchase Price (as defined in Section 1.7) shall be (i) increased on a dollar-for-dollar basis by the amount by which Closing Working Capital is greater than Target Working Capital (as defined below), or (ii) decreased on a dollar-for-dollar basis by the amount by which Closing Working Capital is less than Target Working Capital.

                  (a) For purposes of this Section 1.6, the following terms shall have the following meanings:

                        (i) "Working Capital" shall mean an amount equal to
            Seller's Current Assets less Seller's Current Liabilities (each as defined below), each as determined in accordance with generally accepted accounting principles ("GAAP") consistently applied; provided, that Working Capital shall not reflect any adjustments to Current Assets or Current Liabilities which have historically been treated as year-end adjustments only and not reflected in interim periods, the intent being that Working Capital shall be consistently calculated with historical financial statements for interim periods even if such interim periods may not reflect a 100% application of GAAP ("Year-End Adjustments");

                        (ii) "Current Assets" shall mean Net Accounts Receivable
            (as defined below), Net Inventory (as defined below), prepaid expenses and other current assets used in the operation of Seller's business (but excluding cash and cash equivalents), all as specified on the Preliminary Closing Statement;

                        (iii) "Current Liabilities" shall mean the Current
            Liabilities specified in Section 1.3(a) above, all as specified on the Preliminary Closing Statement;

                        (iv) "Net Accounts Receivable" shall mean Seller's gross
            accounts receivable less any (A) reserve for returns, (B) reserve for bad debts, and (C) accounts receivable from Affiliates.

                        (v) "Net Inventory" shall mean Seller's gross inventory
            less (A) any reserve for obsolescense, and (B) any inventory consisting of ACT and SAT testing materials, which inventory shall be subject to Section 5.10 below.

                        (vi) "Target Working Capital" shall mean the average
            month-end Working Capital of Seller at March 31, 2003, March 31, 2002 and March 31, 2001.

      1.7 PURCHASE PRICE AND PAYMENT. In consideration of the sale by Seller to Buyer of the Purchased Assets, and upon the assumption by Buyer of the Assumed Liabilities, Buyer, HCOC and/or HCCI will pay and/or issue and deliver, or cause to be paid and/or issued and delivered, the following to Seller at the Closing:

                  (a) Buyer will pay to Seller at the Closing an amount in cash equal to (i) $24,000,000 (the "Cash Purchase Price"), plus (ii) an amount equal to the excess of the estimated Closing Working Capital over the Target Working Capital, if any, or minus an amount equal to the excess of Target Working Capital over the estimated Closing Working Capital, if any, as determined under Section 1.6 above, and minus (iii) the Deposit and accrued interest thereon (which shall be delivered to Seller by the Deposit Escrow Agent under Section 1.5 above) (collectively, the "Closing Cash Payment"), such Closing Cash Payment to be paid by wire transfer of immediately available funds to Seller to an account designated in writing by Seller at least two (2) business days prior to the Closing;

                  (b) HCCI will issue and deliver to Seller at the Closing 1,500 shares of HCCI's Series C Preferred Stock, par value $.001 per share, which shall have an initial liquidation preference equal to $1,000 per share and have the other rights, preferences and privileges as set forth in Exhibit B attached hereto (the "Series C Preferred Stock"); and

                  (c) HCCI will issue in the name of Seller at Closing an additional 2,000 shares of the Series C Preferred Stock (such shares, together with any shares into which such Escrow Shares may be converted during the escrow period, the "Escrow Shares"), which Escrow Shares will be delivered to, and held by, Mellon Trust of New England, N.A., as escrow agent ("Indemnification Escrow Agent"), to secure the indemnification obligations of Seller under Section 8 hereof. Indemnification Escrow Agent shall hold the Escrow Shares (or, as provided in the Indemnification Escrow Agreement, any proceeds received upon the sale of any such Escrow Shares) for a period of two years following the Closing Date in accordance with the terms and conditions of the Indemnification Escrow Agreement between Seller, Buyer, HCOC, HCCI and the Indemnification Escrow Agent, in the form attached hereto as Exhibit C, which shall be executed as of the Closing Date. At any time, Seller may replace all of the Escrow Shares remaining in escrow at such time with cash or with cash equivalents of a type reasonably acceptable to Escrow Agent and HCCI, any such replacement to be effected strictly in accordance with the terms provided in the Indemnification Escrow Agreement.

      1.8 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Meardon, Sueppel & Downer PLC, Iowa City, Iowa, at 10:00 a.m., Central time, on (a) March 31, 2004, or (b) if earlier, on a date fixed by mutual agreement of Buyer and Seller following the satisfaction or waiver of each of the conditions to the Closing set forth in Section 7, but in any event within five (5) business days of such satisfaction or waiver (the "Closing Date"); provided, however, that if any of the conditions set forth in Section
7.1 or Section 7.2 have not been satisfied or waived by or as of the Closing Date, then the party hereto for whose benefit such conditions have been imposed may postpone such Closing Date by written notice to the other parties hereto specifying the condition(s) not so satisfied until April 30, 2004 or such other date fixed by mutual agreement of Buyer and Seller which is at least five (5) business days after such condition or conditions shall have been satisfied or waived, which date shall then become the Closing Date.

      1.9 POST-CLOSING ADJUSTMENTS.

                  (a) Post-Closing Calculation of Closing Adjustments.

                        (i) Following the Closing, Buyer will prepare and
            deliver to Seller a final statement (the "Final Closing Statement") setting forth (A) the actual Closing Working Capital of Seller as of immediately prior to the Closing (without giving effect to the transactions contemplated hereby, but accounting for any changes in facts and circumstances after the Closing affecting the determination of Seller's assets and liabilities as of the Closing),
            (B) the amount, if any, by which the estimated Closing Working Capital adjusted for at the Closing differs from the actual Closing Working Capital as finally determined by Buyer (the "Reconciliation Amount"), and (C) the party to which the Reconciliation Amount should be paid. The actual Closing Working Capital shall be determined in accordance with GAAP consistently applied using the same principles and methods previously employed by Seller and approved by Buyer in determining the Target Working Capital and the estimated Closing Working Capital. It is understood and agreed that for purposes of determining Target Working Capital, estimated Closing Working Capital and actual Closing Working Capital, that Year-End Adjustments shall not be reflected, even in the event Seller's or Buyer's independent auditors determine that such adjustments would be mandatory in connection with the filing of interim period financial statements with the Securities and Exchange Commission (the "SEC"). Buyer shall cause the Final Closing Statement to be delivered to Seller as soon as practicable following the Closing, but not later than ninety (90) days thereafter. During such ninety-day period, Seller shall cooperate with and reasonably assist Buyer, and shall make available to Buyer the books, records, personnel and properties of Seller (if not in

            Buyer's possession) that Buyer reasonably requires in order to prepare and deliver the Final Closing Statement.

                        (ii) Seller shall have thirty (30) days following
            delivery of the Final Closing Statement (the "Objection Period") to provide written notice to Buyer (the "Objection Notice") of any good faith objection to any portion of such Final Closing Statement, which objection shall be set forth with reasonable detail in such Objection Notice. During the Objection Period, Seller and its accountants will be permitted to examine the work papers and all other materials used or generated by Buyer in connection with the preparation of such Final Closing Statement and such other documents as Seller may reasonably request in connection with its review of such Final Closing Statement.

                        (iii) Unless Seller timely delivers an Objection Notice
            before the expiration of the Objection Period with respect to the Final Closing Statement, the Final Closing Statement shall be deemed to have been accepted and approved by Seller and shall thereafter be final and binding upon Seller and Buyer for purposes of any post-Closing adjustment pursuant to this Section 1.9. In addition, to the extent any portion of the Final Closing Statement shall not be expressly objected to in the Objection Notice, such portion shall be deemed to have been accepted and approved by Seller and Buyer and shall be final and binding upon Seller and Buyer for purposes of any post-Closing adjustment pursuant to this Section 1.9. If Seller timely delivers an Objection Notice before the expiration of the Objection Period, then those aspects of the Final Closing Statement objected to in the Objection Notice shall not thereafter be final and binding until resolved in accordance with Section 1.9(b). If the Objection Notice would result in a change in the amount of the Reconciliation Amount to be paid, but otherwise would not change the identity of the party required to pay such Reconciliation Amount, then the portion of the Reconciliation Amount not in dispute shall be immediately paid as provided in Section 1.9(c) below, and the Objection Notice shall be deemed to apply only to that portion of the Reconciliation Amount remaining in dispute.

                  (b) Resolution of Objections.

                        (i) Following receipt of any Objection Notice, Seller
            and Buyer shall discuss in good faith the applicable objections set forth therein for a period of thirty (30) days from such receipt and shall, during such period, attempt to resolve the matter or matters in dispute by mutual written agreement. If the parties reach such an agreement, such agreement shall be confirmed in writing, the Final Closing Statement shall be revised to reflect such agreement, and such Final Closing Statement, as so revised, shall thereafter be final and binding upon Seller and Buyer for purposes of any post-Closing adjustment pursuant to this Section 1.9.

                        (ii) If Buyer and Seller are unable to reach a mutual
            agreement in whole or in part in accordance with Section 1.9(b)(i) during the thirty (30) day period referred to therein, then the Des Moines, Iowa office of KPMG LLP (the "Accounting Firm") shall be engaged to resolve those matters still in dispute with respect to the Final Closing Statement. In connection with engaging the Accounting Firm, each party agrees, if requested by the Accounting Firm, to execute an engagement letter on terms reasonably satisfactory to Seller and Buyer. The Accounting Firm shall make a final and binding resolution of the disputes or disagreements between Buyer and Seller with respect to the Final Closing Statement. The Accounting Firm shall be instructed that, in making its final and binding resolution, it must select a position with respect to the Final Closing Statement that is (A) exactly the final position of Buyer (as set forth in the Final Closing Statement), (B) exactly the final position of Seller (as set forth in the Objection Notice), or (C) between the final position of Buyer and the final position of Seller, and that it must make its final and binding resolution within thirty (30) days of its selection. In any event, the Accounting Firm shall select such a position by applying the principles and methods applied in preparing the Preliminary Closing Statement and the Final Closing Statement. No appeal from such determination shall be permitted.

                        (iii) The costs and expenses for the services of the
            Accounting Firm (the "Accounting Firm Expenses") shall be borne as follows: if the position selected by the Accounting Firm is exactly the final position of either Buyer or Seller, the party whose position was not selected shall pay the Accounting Firm Expenses; if the position selected by the Accounting Firm is between the final position of Buyer and Seller, the party whose position is closest to the position selected by the Accounting Firm (the "Prevailing Party") shall pay a percentage of the Accounting Firm Expenses calculated by dividing the positive difference between the position of the Prevailing Party and the position of the Accounting Firm by the total positive difference between the position of the Prevailing Party and the position of the non-Prevailing Party. The non-Prevailing Party shall pay the remainder of the Accounting Firm Expenses. Subject to the foregoing sentences regarding the allocation of the Accounting Firm Expenses, all other fees and expenses of Seller relating exclusively to matters described in this
            Section 1.9 shall be borne by Seller, and all other fees and expenses of Buyer relating exclusively to matters described in this
            Section 1.9 shall be borne by Buyer. Seller and Buyer shall fully cooperate with each other and with the Accounting Firm to resolve any dispute.

                  (c) Reconciliation Amount and Payment.

                        (i) The Reconciliation Amount as finally determined
            shall be paid to Buyer or Seller, as the case may be, promptly by the party required to pay such Reconciliation Amount, but in no event later than five (5) days following the final determination thereof. Payment by either party of the Reconciliation

            Amount shall be made in immediately available funds via wire transfer to an account designated in writing by the party entitled to receive such payment.

                        (ii) If the party required to pay the Reconciliation
            Amount fails to make payment thereof in full within such five (5) day period referred to above, the Reconciliation Amount so payable shall bear interest at a rate per annum equal to the then-effective prime rate of interest announced by the Wall Street Journal plus three hundred basis points, which interest shall accrue from the date such amount was due until the date such amount, plus such accrued interest, is paid.

      1.10 FURTHER ASSURANCES. Each party from time to time after the Closing at the request of any other party and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as such other party may reasonably require to more effectively carry out the terms and conditions of, and the transactions contemplated by, this Agreement.

      1.11 ALLOCATION OF PURCHASE PRICE.

                  (a) Attached hereto as Schedule 1.11(a) is a pro forma allocation of the consideration to be paid to Seller (and all other capitalized costs) among the Purchased Assets to be sold (or deemed sold for federal income tax purposes) by Seller to Buyer, as determined in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate).
      Schedule 1.11(a) has been prepared based on the values of the Purchased Assets at an assumed closing date of December 31, 2003.

                  (b) Buyer shall deliver a post-Closing allocation to Seller within sixty (60) days after the Closing Date, which allocation will be prepared consistently with Schedule 1.11(a), but shall be updated to the extent necessary to reflect the valuation of the Purchased Assets as of the actual Closing Date. Buyer, Seller and their respective Affiliates shall report, act and file Tax Returns (as defined below) (including, but not limited to, Internal Revenue Service Form 8594) in all respects consistent with such post-Closing allocation, and neither Buyer, Seller nor their respective Affiliates shall take any position for Tax purposes which is inconsistent with such post-Closing allocation, unless required to do so by applicable law.

      1.12 TRANSFER EXPENSES, COSTS AND TAXES. Buyer and Seller shall bear equally all transfer taxes, duties and other governmental charges applicable to the transfer of the Purchased Assets in connection with this Agreement. Any payment or reimbursement from Buyer to Seller or Seller to Buyer required under this Section 1.12 shall be made within ten (10) business days after any such valid request for payment or reimbursement.

      1.13 USE OF NAME. Seller shall cease all use of the names "Buckle Down" or "Buckle Down Publishing" (or any variant thereof), as well as any other Seller Intellectual Property

Assets, as of the Closing and shall, contemporaneously with the Closing, take all necessary action under Iowa law to change its corporate name to a name that does not include the names "Buckle Down" or "Buckle Down Publishing" (or any variant thereof).

      1.14 CUSTOMER AND MARKETING RESEARCH.

                  (a) Prior to the date hereof, Seller has provided to the Winter Group, a third party customer and marketing research firm engaged by Buyer, information regarding Seller's customers, including its customer lists, pursuant to the terms of a non-disclosure agreement executed by Seller and the Winter Group. Buyer agrees that Buyer will not have access to such customer lists unless and until the Closing occurs; provided, however, that, without limitation, the foregoing shall not limit in any way (i) Buyer's access to the work product and other results produced by the Winter Group in the course of its engagement by Buyer, (ii) Buyer's participation in any aspect of such research, including, without limitation, attendance by Buyer or Seller and their respective representatives at focus groups consisting of Seller's customers, (iii) Buyer's access to information concerning Seller's customer file layout, or
      (iv) any marketing data related to Seller's business (other than specific customer names or other data which would allow customers of Seller to be specifically identified), including, without limitation, information concerning mailing campaign targets, content of mailings, frequency of mailings, response rates (including inquiries and orders) and related information, including number of pieces mailed and dollars spent by state (collectively, the "Marketing Data").

                  (b) The parties hereto agree that all work product and other results produced by the Winter Group in the course of its engagement by Buyer shall be and remain the property of Buyer; provided, however, that in the event the Closing does not occur, Buyer shall (i) provide to Seller an itemized accounting of fees and expenses incurred by Buyer in connection with its engagement of the Winter Group on that portion of the Winter Group project that produced work product or other results directly related and beneficial to Seller, other than work product or other results relating to or reflecting any customer overlap analyses or any other work related to any other publisher, and (ii) upon receipt from Seller of cash in an amount equal to 50% of such fees and expenses, deliver or cause to be delivered to Seller copies of the Winter Group's work product and other results directly related to Seller, other than any work product or other results relating to or reflecting any customer overlap analyses or any other work related to any other publisher.

                  (c) The parties hereto agree that, in the event the Closing does not occur:

                        (i) Seller may, in its sole discretion, negotiate with
            the Winter Group for an edited summary report on the focus groups conducted by the Winter Group, which edited summary report shall not include any references to Buyer, Buyer's products or the operations of other publishers; and

                        (ii) Buyer shall destroy all work product and
            information received from the Winter Group related to the focus groups conducted by the Winter Group in accordance with Section 6.4 hereof; provided, that Buyer may, in its sole discretion, negotiate with the Winter Group to obtain an edited summary report on the focus groups conducted by the Winter Group, which edited summary report shall not include any references to Seller, Seller's products or the operations of other publishers.

      1.15 DELIVERY OF RECORDS AND CONTRACTS. Seller shall deliver to Buyer at the premises of the business on the Closing Date all business records and other data constituting part of the Purchased Assets; provided, that Seller may retain copies of such business records and other data, and Seller shall take all reasonably requisite steps to put Buyer in actual possession and operating control of the Purchased Assets. After the Closing, Buyer shall, to the extent available, use its reasonable efforts to retain the business records related to the operation of Seller prior to the Closing in Iowa City, Iowa and afford to Seller and its accountants and attorneys reasonable access, during normal business hours and upon reasonable advance notice, to the books and records of Seller delivered to Buyer under this Agreement and shall permit Seller, at Seller's expense, to make extracts and copies therefrom to the extent reasonably requested in connection with financial reporting and accounting, litigation, and tax matters.

 SECTION 2 - REPRESENTATIONS AND WARRANTIES OF SELLER, STOCKHOLDER AND FOUNDER

      On or prior to the date hereof, Seller has delivered to Buyer the schedules referenced in this Section 2 setting forth, among other things, items of disclosure that are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 2. Capitalized terms used in the schedules but not defined therein shall have the meanings assigned to such terms in this Agreement.

      2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer, HCOC and HCCI to enter into this Agreement and consummate the transactions contemplated hereby, Seller, Stockholder and Founder, jointly and severally, hereby make to Buyer, HCOC and HCCI the representations and warranties contained in this Section 2.

      2.2 ORGANIZATION. Each of Seller and Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Seller is duly licensed or qualified to do business as a foreign corporation in each jurisdiction listed on Schedule 2.2 hereto, which jurisdictions are the only jurisdictions wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except any such jurisdiction where the failure to be so licensed or qualified would not be reasonably likely to have a Material Adverse Effect. Seller is not in violation or conflict with any provisions of its articles of incorporation or bylaws.

      2.3 SUBSIDIARIES. Seller does not own or control, directly or indirectly, any interest in any other Person.

      2.4 CAPITAL STOCK OF SELLER; BENEFICIAL OWNERSHIP. The authorized capital stock of Seller consists of 1,000,000 shares of common stock, par value $1.00 per share, of which 100,000 shares have been duly and validly issued and are fully paid and non-assessable. All outstanding shares of common stock of Seller are held, beneficially and of record, by Stockholder, and all outstanding shares of capital stock of Stockholder are held, beneficially and of record, by Founder. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, capital stock of Seller.

      2.5 AUTHORITY OF SELLER. Each of Seller and Stockholder has full right, authority and power to enter into this Agreement and the Transaction Documents (as defined below) executed and delivered by Seller and Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. Except as set forth on Schedule 2.5(a) hereto, the execution, delivery and performance by each of Seller and Stockholder of this Agreement and each such Transaction Document have been duly authorized by all necessary action of Seller and Stockholder, as applicable, and their respective directors and stockholders, and no other action on the part of Seller or Stockholder or their respective directors and stockholders is required in connection therewith. For purposes of this Agreement, "Transaction Documents" means the Deposit Escrow Agreement, the Indemnification Escrow Agreement and the asset transfer and other documents or agreements required to be executed and delivered in connection with the Closing.

                  (a) This Agreement and the Transaction Documents constitute, or, when executed and delivered by each of Seller and Stockholder, will constitute, valid and binding obligations of Seller and Stockholder enforceable against Seller and Stockholder in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to general principles of equity. Except as set forth on Schedule 2.5(b), the execution, delivery and performance by each of Seller and Stockholder of this Agreement and each Transaction
      Document: (i) do not and will not violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which it is a party or by which it or its assets are bound, or any provision of its articles of incorporation or bylaws, except for those which would not reasonably be expected to have a Material Adverse Effect, or cause the creation of any Claim upon any of the Purchased Assets, (ii) do not and will not violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to it, except for those which would not reasonably be expected to have a Material Adverse Effect, (iii) require from it any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party, or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which it is a party or by which it is bound.

      2.6 LEASED PROPERTY; LIENS; CONDITION OF PROPERTIES..

                  (a) Seller does not own any real property.

                  (b) Except as set forth on Schedule 2.6(b) hereto, Seller has a valid and enforceable leasehold interest in the property subject to the Office Lease (the "Leased Real Property"), subject only to the right of reversion of the landlord or lessor under the Office Lease, and, except as set forth in the Office Lease, free and clear of all other prior or subordinate interests or other Claims. Except as otherwise set forth on
      Schedule 2.6(b):

                        (i) the Office Lease is in full force and effect and has
            not been modified, amended, or altered, in writing or otherwise;

                        (ii) all obligations of the landlord or lessor under the
            Office Lease which have accrued have been performed, and no landlord or lessor is in default under the Office Lease; and

                        (iii) all obligations of Seller, and any other tenant or
            lessee under the Office Lease, which have accrued have been performed, and no tenant or lessee is in default under the Office Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by any tenant or lessee.

                  (c) Except as set forth in Schedule 2.6(c), there are no material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs, or parking and loading areas, and all of such improvements are in good operating condition and repair and have been well maintained. To the knowledge of Seller, all water, sewer, gas, electric, telephone, drainage, and other utilities required by law or necessary for the current or planned operation of the Leased Real Property have been installed and connected pursuant to valid permits, and such utilities are sufficient to service the Leased Real Property.

                  (d) Seller has not received a notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit, or authorization issued with respect to the Leased Real Property that has not been corrected heretofore, and no such violation on the part of Seller now exists which could have an adverse effect on the operation or value of the Leased Real Property. To the knowledge of Seller, (i) all improvements constituting a part of the Leased Real Property are in compliance, in all material respects, with all applicable laws, ordinances, regulations, licenses, permits, and authorizations, and there are presently in effect all licenses, permits, and authorizations required by law, ordinance, or regulation, (ii) the transfer of the Leased Real Property to Buyer shall include all rights to the use of any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes, and regulations, and (iii) there is at least the minimum access required by applicable subdivision or similar law to the Leased Real Property. There is no pending, and Seller has not received a notice of any threatened, real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property.

                  (e) Seller has good and marketable title to all of the Purchased Assets. Except to the extent described on Schedule 2.6(e) attached hereto, all of the Purchased Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of Claims. All of the Purchased Assets are in good operating condition (ordinary wear and tear excepted) and are sufficient for the conduct of Seller's business as currently conducted. All of the Purchased Assets which are tangible personal property are in good working condition and repair, ordinary wear and tear excepted. The Purchased Assets constitute all of the assets of Seller used or useable in the operation of Seller's business, other than the Excluded Assets.

      2.7 FINANCIAL STATEMENTS.

                  (a) Seller has delivered to Buyer the following financial statements (the "Financial Statements"):

                        (i) Audited balance sheets of Seller as of December 31,
            2003, 2002, 2001, 2000 and 1999 and audited statements of income, stockholder's equity (deficit) and cash flows of Seller for each year in the five (5) year period ended December 31, 2003, in each case accompanied by an unqualified opinion of Seller's auditors.

                        (ii) An unaudited balance sheet of Seller as of January
            31, 2004 (the "Base Balance Sheet") and unaudited statements of income, stockholder's equity (deficit) and cash flows for the one
            (1) month period then ended, which will be certified by Seller's chief executive officer as and when requested.

                        (iii) The Financial Statements, including the Base
            Balance Sheet, are attached hereto as Schedule 2.7(a).

                  (b) The Financial Statements have been prepared in accordance with GAAP applied consistently during the periods covered thereby, are consistent in all material respects with the books and records of the Company, and present fairly the financial condition of Seller at the dates of such statements and the results of its operations for the periods covered thereby (subject to the absence of footnotes and normal year-end adjustments in the case of the unaudited financial statements).

      2.8 TAXES.

                  (a) Seller (including any predecessor thereto) has paid all material federal, state, local, foreign or other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer and property taxes, or other tax of any kind whatsoever, whether or not measured in whole or in part by net income, including any interest, penalty, or addition thereto, whether disputed or not (collectively, "Taxes") required to be paid by it through the date hereof.

                  (b) All material Taxes and other assessments and levies, that Seller is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities when due.
      Schedule 2.8(b) lists each state or other jurisdiction with respect to which Seller withholds or collects sales or use taxes.

                  (c) To Seller's knowledge, Seller (including any predecessor thereto) has, in accordance with applicable law, timely and properly filed all federal, state, local and foreign tax returns, declarations, reports, claims for refund, information returns or statements relating to Taxes (collectively, "Tax Returns") required to be filed by it through the date hereof. All such Tax Returns were correct and complete in all material respects. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return.

                  (d) Neither the Internal Revenue Service nor any other governmental authority has asserted in writing or, to the knowledge of Seller, is threatening to assert against Seller any deficiency or claim for additional Taxes.

                  (e) Except as set forth in Schedule 2.8(e) attached hereto, no claim has ever been made in writing by an authority in a jurisdiction where Seller (including any predecessor thereto) does not file Tax Returns that Seller (including any predecessor thereto) is or may be subject to taxation by that jurisdiction.

                  (f) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (g) There are no material Claims encumbering any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Taxes (except where such Claims arise as a matter of law prior to the due date for paying the related Taxes).

                  (h) Except as set forth on Schedule 2.8(h) attached hereto, there has never been any audit of any Tax Return filed by Seller, no such audit is in progress and

      Seller has not been notified by any Tax authority that any such audit is contemplated or pending.

                  (i) Except as set forth on Schedule 2.8(i), Seller is not a party to any Tax allocation, Tax sharing or similar agreement.

                  (j) Except as set forth on Schedule 2.8(j), Seller (including any predecessor thereto) (i) is not and has not been a member of an affiliated group filing a consolidated federal income Tax Return, (ii) does not have any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), and (iii) does not have any liability for the Taxes of any other Person as a transferee or successor, by contract, or otherwise.

                  (k) Seller is not a United States real property holding corporation within the meaning of the Code.

                  (l) Seller has elected to be treated as a qualified subchapter S subsidiary of Stockholder pursuant to Internal Revenue Code Section 1361(b)(3)(A) and as a result is treated as a division of Stockholder for federal and state income tax return filing requirements. "Tax Returns" as used in this Section 2.8 shall not include any income tax returns filed by Stockholder or Founder which include reporting of information for Seller as a result of making the qualified subchapter S election.

      2.9 ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE; INVENTORY.

                  (a) All of the accounts receivable of Seller (including, without limitation, the Accounts Receivable) were incurred in the ordinary course of business of Seller and are or will be at the Closing valid and enforceable claims, subject to no setoff or counterclaim and, except to the extent of any reserve for bad debts disclosed in the Financial Statements, are collectible in accordance with their terms. Seller has no accounts or loans receivable from any person, firm or corporation which is affiliated with Seller or from any director, officer or employee of Seller, except as disclosed on Schedule 2.9(a). Based on Seller's historical operating results, any reserve reflected in Seller's Financial Statements is adequate to account for any Accounts Receivable which may later be written off.

                  (b) Except as set forth on Schedule 2.9(b), all accounts payable of Seller arose in bona fide arm's length transactions in the ordinary course of business and no such account payable or note payable is delinquent by more than thirty (30) days in its payment. Since December 31, 2002, Seller has paid its accounts payable in the ordinary course of its business and in a manner consistent with its past practices.

                  (c) All of Seller's inventory items are of a quality and quantity salable in the ordinary course of its business. The values of the inventories stated in the Base Balance Sheet reflect the normal inventory valuation policies of Seller and were determined in accordance with GAAP applied consistently during the periods covered thereby. Since December 31, 2002, no inventory items have been sold or disposed of except through sales in the ordinary course of business.

      2.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule
2.10 or incurred as a result of or arising out of the transactions contemplated by this Agreement, Seller does not have any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, in any case which has, or is reasonably likely to have, a Material Adverse Effect. Except as set forth on Schedule 2.10, Seller has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person.

      2.11 ABSENCE OF CERTAIN DEVELOPMENTS. Since December 31, 2002, except as set forth on Schedule 2.11 attached hereto, Seller has conducted its business only in the ordinary course consistent with past practice and there has been:

                  (a) no material adverse change in the condition (financial or otherwise) of Seller or in the assets, liabilities, business or prospects of Seller;

                  (b) with respect to any third parties who are not Affiliates of Seller, no waiver of any valuable right of Seller or cancellation of any material debt or claim held by Seller;

                  (c) no increase in the compensation paid or payable to any officer, director, employee or agent of Seller, other than normal merit increases made in the ordinary course of business consistent with Seller's past practices;

                  (d) no loss, destruction or damage to any property of Seller, whether or not insured, having an effect in excess of $25,000 in the aggregate;

                  (e) no labor dispute involving Seller and no change in the personnel of Seller or the terms and conditions of their employment other than in the ordinary course of business;

                  (f) no acquisition or disposition of any assets (or any contract or arrangement therefore), including any Seller Intellectual Property Assets, nor any other transaction by Seller, in each case other than for fair value in the ordinary course of business;

                  (g) no change in accounting methods or practices of Seller, including any changes in its revenue recognition or accrual and reserve policies and practices;

                  (h) no reduction in any accrued expenses or other liabilities, except for payments related to the liability for which the accrual was originally established;

                  (i) other than with respect to any purchase orders, no amendment or termination of any contract or agreement to which Seller is a party or by which it is bound which is expected or estimated to result, or actually results, in a loss of revenues to Seller in excess of $25,000;

                  (j) no commitment (contingent or otherwise) to do any of the foregoing.

      2.12 INTELLECTUAL PROPERTY.

                  (a) Schedule 2.12(a) contains a complete and accurate list of all Patents owned by Seller or otherwise used in the Business ("Seller Patents"), Marks owned by Seller or otherwise used in the Business ("Seller Marks") and Copyrights owned by Seller or otherwise used in and, in either case, material to Seller's business ("Seller Copyrights"). Except as set forth on Schedule 2.12(a):

                        (i) Seller exclusively owns or possesses adequate and
            enforceable rights to use, without payment to a third party, all of the Intellectual Property Assets necessary for the operation of its business, free and clear of all Claims;

                        (ii) All Seller Patents, Seller Marks and Seller
            Copyrights which are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable;

                        (iii) There are no pending, or, to the knowledge of
            Seller, threatened claims against Seller or any of its employees alleging that any of the Seller Intellectual Property Assets or the Seller's business, infringes or conflicts with the rights of others under any Intellectual Property Assets ("Third Party Rights");

                        (iv) Neither Seller's business nor any Seller
            Intellectual Property Asset infringes or conflicts with any Third Party Right;

                        (v) Seller has not received any communications alleging
            that Seller has violated or, by conducting its business, would violate any Third Party Rights or that any of the Seller Intellectual Property Assets is invalid or unenforceable;

                        (vi) No current or former employee or consultant of
            Seller owns any rights in or to any of the Seller Intellectual Property Assets;

                        (vii) Seller is not aware of any violation or
            infringement by a third party of any of the Seller Intellectual Property Assets;

                        (viii) Seller has taken reasonable security measures to
            protect the secrecy, confidentiality and value of all Trade Secrets used in its business (the "Seller Trade Secrets").

                  (b) Schedule 2.12(b) contains a complete and accurate list of all third party-software used in Seller's business, whether or not the license for such software is in the name of Seller. Except as set forth on
      Schedule 2.12(b), Seller's use of any such software does not violate the rights of any third party or the terms of the applicable licenses.

      2.13 CERTAIN CONTRACTS AND ARRANGEMENTS. Except as set forth in Schedule
2.13 (with true and correct copies provided to Buyer), Seller is not a party or subject to or bound by:

                  (a) any contracts or agreements (i) involving a potential commitment or payment by Seller to another Person or group of affiliated Persons in excess of $25,000 in the aggregate in any year, or (ii) which are otherwise material and not entered into in the ordinary course of business;

                  (b) any contract, lease or agreement which is not cancelable by Seller without penalty on no more than ninety (90) days notice;

                  (c) any contract containing covenants directly or explicitly limiting in any material respect the freedom of Seller to compete in any line of business or with any person or entity;

                  (d) any contract or agreement relating to the licensing, distribution, development, purchase, sale or servicing of its products except in the ordinary course of business;

                  (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

                  (f) any employment contracts, noncompetition agreements or other agreements with present or former officers, directors, employees or stockholders of Seller;

                  (g) any redemption or purchase agreements relating to Seller's capital stock or other agreements affecting or relating to the capital stock of Seller;

                  (h) any pension, profit sharing, bonus, retirement, severance or equity incentive plans;

                  (i) any royalty, dividend or similar arrangement based on the revenues or profits of Seller or any contract or agreement involving fixed price or fixed volume arrangements;

                  (j) any joint venture, partnership, development or supply agreement;

                  (k) any acquisition, merger or similar agreement;

                  (l) any contract with any governmental entity; or

                  (m) any other material contract not executed in the ordinary course of business.

      All contracts, agreements, leases and instruments set forth on Schedule
2.13 are valid and are in full force and effect and constitute legal, valid and binding obligations of Seller and, to the knowledge of Seller, of the other parties thereto, and are enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to general principles of equity. No party to any such contract, agreement, lease or instrument has given notice of its intent, or, to the knowledge of Seller, otherwise threatened, to terminate any such contract, agreement, lease or instrument. Neither Seller nor, to the knowledge of Seller, any other party, is in default in complying with any provisions of any such contract, agreement, lease or instrument, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of Seller.

      2.14 LITIGATION. Except as set forth on Schedule 2.14, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of Seller, threatened, by or against Seller or affecting any of Seller's properties or assets, or against any officer, key employee or stockholder of Seller in his or her capacity as such, nor, to the knowledge of Seller, has there occurred any event nor does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with, to the knowledge of Seller, any substantial chance of recovery. Neither Seller nor any officer, key employee or stockholder in his or her capacity as such is, to the knowledge of Seller, a party to or in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency which may have a Material Adverse Effect. Schedule 2.14 includes a description of all litigation, claims, proceedings or, to the knowledge of Seller, investigations involving Seller or any of its officers, directors, key employees or stockholders in connection with the business of Seller occurring, arising or existing during the past three (3) years.

      2.15 COMPLIANCE WITH LAWS.

                  (a) Seller is, and heretofore has been, in compliance, in all material respects, with all applicable statutes, ordinances, orders, judgments, decrees, and rules and regulations promulgated by any federal, state, municipal, foreign or other governmental authority which apply to Seller or to the conduct of its business, and Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule, or regulation.

                  (b) Except as set forth on Schedule 2.15 hereto, the business of Seller as currently conducted does not require any permits, licenses, certifications or registrations by any department of education or other regulatory authority. All such permits, licenses, certifications, registrations and other rights and privileges are in full force and effect and, to the knowledge of Seller, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, certifications, registrations or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.15, Seller has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of Seller or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of Seller.

      2.16 INSURANCE COVERAGE. Schedule 2.16 hereto contains an accurate summary of the insurance policies currently maintained by Seller, including those covering the Purchased Assets. Except as set forth on Schedule 2.16, there are currently no claims pending against Seller which are covered under any insurance policies currently in effect and covering the property, business or employees of Seller, and all premiums due and payable with respect to the policies maintained by Seller have been paid to date. To the knowledge of Seller, there is no threatened termination of any such policies or arrangements. Except as set forth on Schedule 2.16 attached hereto, during the past two (2) years there have been no claims under any of Seller's insurance policies with respect to which coverage has been questioned, denied or disputed by the applicable insurer.

      2.17 APPROVALS. Schedule 2.17 lists all permits (including certificates of occupancy), registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for Seller to conduct its business or own or use the Purchased Assets. Except as set forth on Schedule 2.17, Seller has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance, in all material respects, therewith. Such Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in Schedule 2.17, all such Approvals will be available and assigned to Buyer and remain in full force and effect upon Buyer's purchase of the Purchased Assets. In addition, no governmental, fire, life, safety or other inspection is required in connection with the transfer of the Leased Real Property.

      2.18 EMPLOYEE BENEFIT PROGRAMS; ERISA. Except as set forth on Schedule
2.18 attached hereto, Seller does not have in effect any employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, severance, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral. To the knowledge of Seller, none of Seller's key employees presently intends to terminate his or her employment. Seller is in compliance, in all material respects, with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. Except as set forth on Schedule 2.18 attached hereto, upon termination of the employment of any employees, Seller will not be obligated to provide advance notice of termination of employment or be liable to any such employees for so-called "severance pay" or retiree health benefits. Seller is in compliance, in all material respects, with the terms of all employee benefit plans, programs and agreements ("Employee Plans"), including, without limitation, those plans, programs and agreements listed on
Schedule 2.18 attached hereto, and each such Employee Plan is in compliance, in all material respects, with all of the requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code and, except as set forth on Schedule 2.18 attached hereto, is terminable in the discretion of Seller without liability to Seller upon or following such termination. No such plan or program has engaged in any non-exempt "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any such plan or program. Seller has never maintained, sponsored or contributed to any plan which is subject to Title IV of ERISA or
Section 412 of the Code. At no time has Seller contributed to or been obligated to contribute to any "multi-employer plan" as defined in Section 3(37) of ERISA. With respect to each Employee Plan, all required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed. Each Employee Plan that has been intended to qualify under Section 401(a) of the Code has received a favorable determination or approval letter from the IRS and has, in fact, been so qualified from the effective date of such Employee Plan through the Closing Date. Each Employee Plan has complied, in all material respects, with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.

      2.19 ENVIRONMENTAL MATTERS. No hazardous waste, substance or material, and no oil, petroleum, petroleum product, asbestos, toxic substance, pollutant or contaminant, all as defined by and regulated under applicable federal or state laws or regulations (collectively, "Hazardous Material"), has been generated, transported, used, handled, processed, disposed, stored or treated by Seller on the Leased Real Property, except in compliance, in all material respects, with all applicable federal or state laws and regulations. No Hazardous Material has been spilled, released, discharged, or disposed of, or transported by Seller from, the Leased Real Property except in compliance, in all material respects, with all applicable federal or state laws and regulations, and to the knowledge of Seller, no Hazardous Material is present in, on, or under any such property except in compliance, in all material respects, with all applicable federal or state laws and regulations. The operations and business of Seller is, and at all times has been, in compliance, in all material respects, with all applicable environmental, health and safety laws, rules, ordinances, and regulations, and all permits, registrations and approvals required under such laws, rules, ordinances and regulations. Seller has no knowledge of any previous or present generation, storage, disposal or existence of Hazardous Material at the Leased Real Property, except for de minimis amounts of materials such as cleaning supplies typically found at properties similar to the Leased Real Property. A list of all environmental reports related or pertaining to the Leased Real Property of which Seller has knowledge is set forth in Schedule 2.19 attached hereto. Seller has not entered into any consent decree or administrative order for any alleged violation of laws relating to Hazardous Material. Seller has not received any written request for information or a demand letter from a citizen with respect to a violation of laws pertaining to Hazardous Material.

      2.20 EMPLOYEES; LABOR MATTERS.

                  (a) Schedule 2.20(a) hereto contains a true and complete list of all managers and employees of, and consultants to, Seller who, individually, received compensation from Seller for the fiscal year ended December 31, 2003, or are scheduled to receive compensation from Seller for the fiscal year ending December 31, 2004, in excess of $5,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

                  (b) Seller employs approximately 39 full-time employees and 6 part-time employees. Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for Seller as of the date hereof or any amounts required to be reimbursed to such employees. Except as set forth on Schedule 2.20(b) attached hereto, there are no charges of employment discrimination, wrongful termination, sexual harassment, breaches of express or implied employment arrangements, or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations, existing, pending or, to the knowledge of Seller, threatened against or involving Seller. There are no grievances, complaints or charges that have been filed against Seller under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have a Material Adverse Effect on Seller or the conduct of Seller's business and no claim therefore has been asserted. Seller is, and at all times Seller has been, in compliance, in all material respects, with the requirements of the Immigration Reform Control Act of 1986. Seller has never implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulation are currently contemplated.

      2.21 CUSTOMERS AND DISTRIBUTORS. Schedule 2.21 sets forth a true and complete list of each account of Seller which accounted for revenues of Seller greater than $25,000 during any of the fiscal years ended December 31, 2001, 2002 and 2003, showing with respect to each the amount paid by such account to Seller in each such fiscal year (the "Customers" and "Distributors", respectively), it being understood that Seller shall not be required to provide Buyer with the specific names of any such Customer or Distributor until Closing. Seller's relationships with its Customers and Distributors are good commercial working relationships. No Customer or Distributor has provided Seller with written notice that such Customer or Distributor has any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with Seller or to decrease materially or limit its usage, purchase or distribution of the services or products of Seller.

      2.22 SUPPLIERS. Schedule 2.22 sets forth a true and complete list of each supplier of Seller who has provided services, supplies or materials to Seller in an amount in excess of $25,000 during any of the fiscal years ended December 31, 2001, 2002 and 2003, showing with respect to each the name, address and amount paid to such party by Seller in each such fiscal year. Seller's relationships with its suppliers are good commercial working relationships, and except as disclosed on Schedule 2.22, within the past twelve months, no supplier that Seller has paid or is under contract to pay has canceled, materially modified, or otherwise terminated its relationship with Seller, nor to the knowledge of Seller, does any supplier have any plan or intention to do any of the foregoing in a manner which would be reasonably likely to have a Material Adverse Effect nor has Seller agreed to do any of the foregoing.

      2.23 CERTAIN PAYMENTS. Seller has not (except for bona fide advertising, marketing, promotional or charitable purposes): (a) given, proposed to give, or agreed to give any material gift or similar material benefits to any customers or other persons for the purpose of furthering its business; (b) used any corporate funds or other funds for contributions, payments, gifts or entertainment in violation of law; (c) made any expenditures relating to political activities to government employees, officials or others in violation of any applicable law; (d) established or maintained any unlawful funds or funds not reflected on the Financial Statements.

      2.24 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 2.24, there are no loans, leases or other agreements or transactions between Seller and any present or former stockholder, director, officer or employee of Seller, or to the knowledge of Seller, any member of such officer's, director's, employee's, or stockholder's immediate family, or any person controlled by such officer, director, employee, or stockholder or his or her immediate family. Except as set forth on Schedule 2.24, no stockholder, director, officer or employee of Seller, or, to the knowledge of Seller, any of their respective spouses or family members, owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer, director or manager or in another similar capacity of, any competitor, customer or supplier of Seller, or any organization which has a material contract or arrangement with Seller.

      2.25 NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Seller for any commission, fee or other compensation as a finder or broker because of any act or omission by Seller.

      2.26 DISCLOSURES. Neither this Agreement and the Transaction Documents, nor any other agreement, document or statement made by Seller and furnished by Seller to Buyer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances in which they were made.

2.27 INVESTMENT REPRESENTATION.

            (a) Each of Seller, Stockholder and Founder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

            (b) Each of Seller, Stockholder and Founder understands that the shares of Series C Preferred Stock to be issued hereunder have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and are being offered and issued in reliance upon exemptions for private offerings, and that HCCI is under no obligation to register such shares, and each of Seller, Stockholder and Founder further understands that Seller is acquiring the shares of Series C Preferred Stock without being furnished any offering literature or prospectus other than HCCI's latest reports or other filings as filed with the SEC under the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (c) Each of Seller, Stockholder and Founder represents that the shares of Series C Preferred Stock to be issued hereunder to Seller are being acquired solely for Seller's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof, and Seller has no present plans to enter into any contract, undertaking, agreement, or arrangement relating thereto. Each of Seller, Stockholder and Founder acknowledges and is aware that the shares of Series C Preferred Stock to be issued hereunder cannot be resold unless they are registered under the Securities Act and qualified under any applicable securities law of any state or other jurisdiction, or an exemption from such registration or qualification is available, and further acknowledges that the certificates evidencing the shares of Series C Preferred Stock shall be issued with an appropriate legend to the foregoing effect.

             SECTION 3 - REPRESENTATIONS AND WARRANTIES OF FOUNDER

      3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer, HCOC and HCCI to enter into this Agreement and consummate the transactions contemplated hereby, Founder hereby makes to Buyer, HCOC and HCCI the representations and warranties contained in this Section 3.

      3.2 AUTHORITY OF FOUNDER.

            (a) Founder has full right, capacity, authority and power to enter into this Agreement and the Transaction Documents executed and delivered by Founder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby.

            (b) This Agreement and the Transaction Documents constitute, or, when executed and delivered by Founder, will constitute, valid and binding obligations of

      Founder enforceable in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to general principles of equity. Except as set forth on Schedule 3.2(b), the execution, delivery and performance by Founder of this Agreement and each Transaction Document: (i) do not and will not violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which Founder is a party or by which he or his assets are bound, except for those which would not reasonably be expected to have a Material Adverse Effect, or cause the creation of any Claim upon any of the Purchased Assets, (ii) do not and will not violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to Founder, except for those which would not reasonably be expected to have a Material Adverse Effect, (iii) require from Founder any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party, or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which Founder is a party or by which it is bound.

      3.3 BENEFICIAL OWNERSHIP. All outstanding shares of capital stock of Stockholder are held, beneficially and of record, by Founder.

      3.4 CERTAIN AGREEMENTS. Except as set forth on Schedule 3.4, neither Founder, nor his spouse or family members, owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer, director or manager or in another similar capacity of, any competitor, customer or supplier of Seller, or any organization which has a material contract or arrangement with Seller.

      3.5 NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Founder, Stockholder or Seller for any commission, fee or other compensation as a finder or broker because of any act or omission by Founder.

       SECTION 4 - REPRESENTATIONS AND WARRANTIES OF BUYER, HCOC AND HCCI

      4.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer, HCOC and HCCI, jointly and severally, hereby make to Seller the representations and warranties contained in this Section 4.

      4.2 ORGANIZATION. Each of HCCI and HCOC is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware with full limited liability company power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

      4.3 AUTHORITY. Each of HCCI, HCOC and Buyer have full right, authority and power to enter into this Agreement and each Transaction Document executed and delivered by it pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each of HCCI, HCOC and Buyer of this Agreement and each such Transaction Document to which it is a party have been duly authorized by all necessary corporate or limited liability company action of HCCI, HCOC and Buyer, respectively, and no other action on the part of HCCI, HCOC or Buyer is required in connection therewith. This Agreement and each Transaction Document executed and delivered by HCCI, HCOC or Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of HCCI, HCOC or Buyer, as applicable, enforceable in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to general principles of equity. Except as set forth on Schedule 4.3 hereto, the execution, delivery and performance by HCCI, HCOC and Buyer of this Agreement and each such Transaction Document:

            (a) do not and will not violate any provision of the respective certificates of incorporation or bylaws of HCCI and HCOC, or the certificate of formation or operating agreement of Buyer;

            (b) do not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to HCCI, HCOC or Buyer or require HCCI, HCOC or Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

            (c) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment or decree to which HCCI, HCOC or Buyer is a party and which is material to the business and financial condition of Buyer and its parent and affiliated organizations on a consolidated basis.

      4.4 NO BROKERS OR FINDERS. Except as set forth on Schedule 4.4, none of HCCI, HCOC or Buyer has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      4.5 SHARES. The shares of Series C Preferred Stock to be issued to Seller pursuant to this Agreement will be, when issued and delivered to Seller in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable and free and clear of any Claims, subject to the restrictions imposed herein or by the agreements contemplated hereby, on the certificate or certificates therefor, or by the Securities Act or other applicable securities laws.

      4.6 SEC FILINGS; HCCI FINANCIAL STATEMENTS.

            (a) HCCI has filed a Registration Statement on Form S-4 under the Securities Act, which has become effective, and has timely filed all forms, reports, and documents required to be filed by HCCI with the SEC since the date of the effectiveness of such registration statement, if any (collectively the "HCCI SEC Reports"). As of their respective filing dates, the HCCI SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such HCCI SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements of HCCI (including, in each case, the notes thereto) included in the HCCI SEC reports (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC); and (ii) fairly presented in all material respects the consolidated financial position of HCCI and its subsidiaries as at the respective dates thereof and the consolidated results of HCCI and its subsidiaries' operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments).

      4.7 CAPITALIZATION. The authorized capital stock of HCCI consists of 30,000,000 shares of common stock, $.001 par value per share, 30,000 shares of Series A Preferred Stock, par value $.001 per share, 6,000,000 shares of Series B Senior Preferred Stock, par value $.001 per share, and 3,970,000 shares of undesignated preferred stock, par value $.001 per share. Following the consummation of the transactions contemplated hereby, the authorized capital stock of HCCI will also consist of 3,500 shares of the Series C Preferred Stock, which shall be designated from the available shares of undesignated preferred stock. HCOC owns all of the outstanding equity interests of Buyer and HCCI owns all of the outstanding capital stock of HCOC.

      4.8 LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of HCCI, HCOC or Buyer, threatened against HCCI, HCOC or Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

        SECTION 5 - INTERIM COVENANTS OF SELLER, STOCKHOLDER AND FOUNDER

      Seller, Stockholder and Founder, jointly and severally, hereby make the covenants and agreements set forth in this Section 5.

      5.1 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date (the "Interim Period"), Seller shall, and Stockholder and Founder shall cause Seller to:

            (a) conduct its business only in the ordinary course consistent with its past practices, including with respect to the collection of accounts receivable, accounting practices, and the maintenance of its relationships with employees, sales representatives, Customers, Distributors and Suppliers;

            (b) use its best commercial efforts to preserve its business, including, without limitation, by servicing all Customer needs, maintaining the good will of Customers, Distributors, Suppliers, and employees, and performing all maintenance and repairs on the Purchased Assets that are required or are customary for the continued operation of its business;

            (c) not enter into any transaction other than in the ordinary course of business consistent with past practices, or any transaction that is not at arm's length with Persons who are Affiliates of Seller, Stockholder or Founder, and otherwise not take any actions or effect any changes which, if taken or effected prior to the date hereof, would have been required to be disclosed on Schedule 2.11 hereof; and

            (d) maintain its overall product development and marketing efforts at dollar amounts phased consistently with 2003 levels.

      5.2 ACCESS TO BOOKS AND RECORDS; ACCESS TO EMPLOYEES.

            (a) At all reasonable times during the Interim Period, Seller shall permit Buyer and its authorized representatives to have full access to (i) all of Seller's assets, properties, books, accounting, financial and statistical records, corporate records, contracts, and other business files and information as Buyer may from time to time reasonably request, including, without limitation, the Marketing Data, and (ii) all of Seller's employees and independent contractors, and will cause such employees and independent contractors to cooperate fully with Buyer in connection with Buyer's due diligence review of Seller and its business.

            (b) In connection with the access provided to Buyer under Section 5.2(a) above, Buyer acknowledges and agrees that such access shall be provided by Seller in a manner that will not unduly disrupt Seller's business.

      5.3 NOTICE OF DEFAULT. During the Interim Period, promptly upon the occurrence of, or promptly upon Seller, Stockholder or Founder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller prior to the date hereof, of any of the representations, warranties or covenants of Seller, Stockholder or Founder contained in or referred to in this Agreement or in any Exhibit or Schedule referred to herein, Seller, Stockholder or Founder shall give detailed written notice thereof to Buyer.

      5.4 CONSUMMATION OF AGREEMENT; CONSENTS. During the Interim Period, each of Seller, Stockholder and Founder shall use its best commercial efforts to perform and fulfill all conditions and obligations to be performed and fulfilled under this Agreement by it, to the end that the transactions contemplated by this Agreement shall be fully carried out. In this regard, each of Seller, Stockholder and Founder will use its best commercial efforts to obtain, prior to the Closing, all Approvals and other authorizations, waivers and consents, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, including, without limitation, the consent of (a) each landlord or lessor under any lease to be assumed by Buyer hereunder in connection with its assignment from Seller to Buyer, and (b) the consent of each other party to any Acquired Contract to be assigned to Buyer by Seller hereunder, to the extent a consent is required by the terms thereof.

      5.5 FINANCIAL INFORMATION.

            (a) Seller will cause to be prepared and delivered to Buyer unaudited financial statements for Seller's business for the month ended February 29, 2004 and for each additional full monthly period ending prior to the Closing Date, as soon as they become available. Seller will prepare each of the additional monthly financial statements on a basis consistent with the unaudited monthly financial information attached to Schedule 2.7(a).

            (b) Seller will cause to be prepared and delivered to HCCI statements of income, stockholder's equity (deficit) and cash flows for Seller for the three-month period ended March 31, 2003, the six-month period ended June 30, 2003 and the nine-month period ended September 30, 2003 (the "2003 Quarterly Statements"), such statements to be reviewed by McGladrey & Pullen LLP, Seller's certified public accountants, in accordance with Statement on Auditing Standards (SAS) No. 100, Interim Financial Information.

            (c) Seller will cause to be furnished to HCCI a letter from McGladrey & Pullen LLP agreeing to provide to HCCI, upon request, a consent to the inclusion of its opinion regarding Seller's Financial Statements in any registration statement or other report to be filed by HCCI or its subsidiaries with the SEC for so long as such a consent may be required under the rules and regulations of the SEC.

      5.6 LEASED REAL PROPERTY.

            (a) Seller shall maintain the Leased Real Property in the same condition as the same is in as of the date of this Agreement, subject only to reasonable use and wear, and shall maintain in force fire and extended coverage casualty insurance on the Leased Real Property; and

            (b) Seller shall not (i) enter into any leases affecting the Leased Real Property or any portion thereof, (ii) modify, amend, cancel, terminate, extend or change the terms of the Office Lease, or (iii) apply any security deposit currently held, if any, in each case without the prior written consent of Buyer.

      5.7 COOPERATION OF SELLER. Each of Seller, Stockholder and Founder shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby, and shall use its best commercial efforts to perform and fulfill all conditions and obligations to be performed and fulfilled under this Agreement by it, to the end that the transactions contemplated by this Agreement shall be fully carried out.

      5.8 NO SOLICITATION OF OTHER OFFERS. From the date of execution hereof through the earlier of the Closing Date or termination of this Agreement pursuant to Section 9.1, neither Seller, Stockholder, Founder nor any of their representatives, will, directly or indirectly, through any officer, director, representative, affiliate or agent, (a) solicit, initiate, encourage or assist in the submission of any inquiries, proposals or offers from any corporation, partnership, person or other entity or group relating to any form of recapitalization transaction involving Seller or any sale (whether of assets or stock), merger, consolidation, business combination, spin-off, liquidation or similar transaction involving Seller (each an "Acquisition Proposal"); (b) participate in any discussion or negotiation regarding an Acquisition Proposal or furnish to any person or entity any information concerning Seller, the fact that Seller is engaged in discussions with Buyer, HCOC and HCCI, or the transaction contemplated hereby; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to make or enter into an Acquisition Proposal.

      5.9 CONFIDENTIALITY. Seller, Stockholder and Founder agree that, unless and until the Closing has been consummated, it and its officers, directors, agents, and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer, HCOC or HCCI with respect to Buyer's, HCOC's or HCCI's business or financial condition except for the purpose of evaluating, negotiating, and completing the transactions contemplated hereby. Information which (a) is already in Seller's, Stockholder's or Founder's possession, provided that such information is not known by Seller, Stockholder or Founder to be subject to another confidentiality agreement with Buyer, HCOC or HCCI or other obligation of secrecy, (b) becomes generally available to the public other than as a result of a disclosure by Seller, Stockholder or Founder, or (c) becomes available to Seller, Stockholder or Founder on a non-confidential basis from a source other than Buyer, HCOC or HCCI, provided that such source is not known by Seller, Stockholder or Founder to be bound by a confidentiality agreement with Buyer, HCOC or HCCI or other obligation of secrecy, shall not be deemed confidential or proprietary information for purposes of this Section. If the transaction contemplated by this Agreement is not consummated, Seller, Stockholder and Founder will return to Buyer, HCOC and HCCI (or certify that it has destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to such parties in connection with the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Section 9.1 hereof, Seller's, Stockholder's and Founder's obligation of confidentiality and non-use with respect to such information of Buyer, HCOC and HCCI shall expire and be of no further force and effect on the date which is the later of the first anniversary of the termination of this Agreement or December 23, 2005.

      5.10 RELATIONSHIP WITH ZAPS LEARNING COMPANY. Seller, Stockholder and Founder hereby agree that prior to the Closing Date:

            (a) Seller will take all necessary steps to remove all references to ZAPS Learning Company, an Iowa corporation ("ZAPS"), in its marketing literature, as and to the extent such marketing literature is revised and reprinted prior to such date;

            (b) Seller will remove all references to the ACT and SAT from all web sites to be transferred to Buyer upon the Closing;

            (c) Stockholder and Owner will cause ZAPS to purchase from Seller all inventory held by Seller consisting of ACT and SAT materials, at Seller's cost, and to remove such inventory from the premises occupied by Seller, other than an amount of such inventory reasonably believed by Seller to be necessary for Buyer to fulfill orders therefor during the Transition Period (as defined in Section 10.8) (the "Remaining Inventory");

            (d) Seller will provide to ZAPS relevant information concerning the history and details of any specific ACT or SAT marketing efforts, including copies of any mailing lists used specifically for any such ACT or SAT marketing efforts; and

            (e) Seller will terminate its existing agreement with ZAPS, such termination to be effective as of the Closing Date.

             SECTION 6 - INTERIM COVENANTS OF BUYER, HCOC AND HCCI


      Buyer, HCOC and HCCI, jointly and severally, hereby make the covenants and agreements set forth in this Section 6.

      6.1 ACCESS TO INFORMATION AND MANAGEMENT. HCCI will make available to Seller (if not otherwise reasonably accessible via EDGAR) all HCCI SEC Reports and, subject to applicable law, will make appropriate senior executives available to discuss such registration statements and reports with Seller and Stockholder or their designee as reasonably requested.

      6.2 NOTICE OF DEFAULT. During the Interim Period, promptly upon the occurrence of, or promptly upon Buyer, HCOC or HCCI becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Buyer, HCOC or HCCI prior to the date hereof, of any of the representations, warranties or covenants of Buyer, HCOC or HCCI contained in or referred to in this Agreement or in any Exhibit or Schedule referred to herein, Buyer, HCOC or HCCI shall give detailed written notice thereof to Seller.

      6.3 CONSUMMATION OF AGREEMENT. During the Interim Period, each of Buyer, HCOC and HCCI shall use its best commercial efforts to perform and fulfill all conditions and obligations to be performed and fulfilled under this Agreement by it, to the end that the transactions contemplated by this Agreement shall be fully carried out. In this regard, each of Buyer, HCOC and HCCI will use its best commercial efforts to obtain, prior to the Closing, all authorizations, waivers and consents from their senior lenders necessary to permit the payment of the Cash Purchase Price.

      6.4 CONFIDENTIALITY. Each of Buyer, HCOC and HCCI agree that, unless and until the Closing has been consummated, it and its officers, directors, agents, and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Seller with respect to Seller's business or financial condition except for the purpose of evaluating, negotiating, and completing the transactions contemplated hereby. Information which (a) is already in Buyer's, HCOC's or HCCI's possession, provided that such information is not known by Buyer, HCOC or HCCI to be subject to another confidentiality agreement with Seller or other obligation of secrecy,
(b) becomes generally available to the public other than as a result of a disclosure by Buyer, HCOC or HCCI, or (c) becomes available to Buyer, HCOC or HCCI on a non-confidential basis from a source other than Seller, Stockholder or Founder, provided that such source is not known by Buyer, HCOC or HCCI to be bound by a confidentiality agreement with Seller or other obligation of secrecy, shall not be deemed confidential or proprietary information for purposes of this Section. If the transaction contemplated by this Agreement is not consummated, Buyer, HCOC and HCCI will return to Seller (or certify that it has destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer, HCOC and HCCI in connection with the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Section 9.1 hereof, Buyer's, HCOC's and HCCI's obligation of confidentiality and non-use with respect to such information of Seller shall expire and be of no further force and effect on the date which is the later of the first anniversary of the termination of this Agreement or December 23, 2005.

                         SECTION 7 - CLOSING CONDITIONS

      7.1 CONDITIONS TO THE OBLIGATIONS OF BUYER, HCOC AND HCCI. The obligations of Buyer, HCOC or HCCI under this Agreement are subject to the fulfillment (or the waiver by Buyer), prior to or on the Closing Date, of the following conditions:

            (a) Representations; Warranties; Covenants. Each of the representations and warranties of Seller, Stockholder and Founder shall be true and correct in all material respects (except as to any such representations and warranties that are qualified by "materiality," "Material Adverse Effect," to the "knowledge" of a party, or words of similar import, which representations and warranties, after giving effect to any such qualifications, shall be true and correct in all respects) on and as of the Closing Date as though given on and as of such date; and Seller, Stockholder and Founder shall, on or before the Closing Date, have performed all of their respective obligations hereunder that by the terms hereof are to be performed on or before the Closing Date.

            (b) Material Adverse Change. Since the execution of the Agreement, there shall have occurred no material adverse change in the condition (financial or other) of the Purchased Assets or the business, goodwill or business prospects represented thereby.

            (c) Approvals. All Approvals listed on Schedule 2.17 shall have been transferred to Buyer (to the extent transferable) and Buyer shall have obtained all Approvals necessary to operate the Business.

            (d) No Litigation. No judgment, injunction, order or decree enjoining or prohibiting any of the parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby, shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking material damages or other material relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby or which could reasonably be expected to have an Material Adverse Effect on Seller, on the one hand, or Buyer, HCOC and HCCI, on the other hand. In the context of this section, upon the Closing, Buyer waives any claim(s) it may have, whether or not previously articulated, against Seller, Stockholder, Founder or any Affiliate of Seller, Stockholder or Founder, with respect to any matters involving Buyer that are listed on Schedule 2.14 hereto.

            (e) Completion of Due Diligence Investigation. Buyer, HCOC and HCCI shall have received access to the information, employees and independent contractors described in Section 5.2 above sufficient to complete its due diligence investigation of Seller, the results of such investigation to be satisfactory to Buyer, HCOC and HCCI in their sole discretion.

            (f) Consents and Release of Claims.

                  (i) Seller shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Seller in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Seller by Buyer subsequent to the Closing.

                  (ii) Seller and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, (A) applicable governmental authorities, (B) regulatory agencies, (C) landlords and lessors, (D) lenders, and (E) contract parties, required to permit the continuation of the business of Seller as currently conducted, the transfer of the Purchased Assets and the consummation of the transactions contemplated by this Agreement.

                  (iii) All Claims encumbering the Purchased Assets shall have been released to the satisfaction of Buyer, except for Claims in connection with liabilities specifically assumed pursuant to Section 1.3.

      (g) Closing Deliverables. At the Closing, Buyer shall have received the following:

                  (i) Certificates.


                        (A) A certificate executed by Seller's chief executive
                  officer, on behalf of Seller, Stockholder's chief executive officer, on behalf of Stockholder, and Founder, dated as of the Closing Date, certifying to Buyer, HCOC and HCCI that the statements set forth in Section 7.1(a) and (b) are true and correct as of the Closing.

                        (B) A certificate executed by Seller's secretary, on
                  behalf of Seller, dated as of the Closing Date, certifying to Buyer, HCOC and HCCI that (1) the resolutions by which the corporate action on the part of Seller, Stockholder and their respective stockholders necessary to approve this Agreement and the transactions contemplated hereby were taken and that the copies of the text of such resolutions are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (2) that the copies of the articles of incorporation and bylaws of Seller provided to Buyer are true and correct copies thereof and that such documents have not been amended and are in full force and effect as of the Closing.

                        (C) A certificate issued by (1) the Secretary of State
                  of the State of Iowa certifying that Seller has legal existence and is in good standing (or comparable concept), and
                  (ii) the Secretary of State of each jurisdiction in which each of Seller has qualified (or is required to be so qualified) to do business in such jurisdiction certifying that Seller is duly qualified to do business and is in good standing (or comparable concept) as a foreign corporation in such jurisdiction.

                  (ii) Indemnification Escrow Agreement. The Indemnification
            Escrow Agreement, executed by Seller, Stockholder and the Escrow Agent.

                  (iii) Transfer of Purchased Assets. Good and sufficient
            instruments of transfer transferring to Buyer or any of its designees all of its right, title and interest in all the Purchased Assets, including, without limitation, (1) a bill of sale and instrument of general assignment of contracts and leases in the form of Exhibit D hereto, and (2) such other instruments (to be prepared by Buyer) as Buyer deems necessary for the proper transfer to Buyer of all registered Seller Intellectual Property Assets and domain names, in each case executed by Seller and Stockholder, as appropriate.

                  (iv) Consulting Agreement. A consulting agreement, in the form of Exhibit E hereto, executed by Douglas Paul (the "Consulting Agreement").

                  (v) Financial Information. The 2003 Quarterly Statements
            reviewed by McGladrey & Pullen LLP in accordance with Statement on Auditing Standards No. 100, Interim Financial Information.

                  (vi) Accountants Consent. A letter from McGladrey & Pullen LLP agreeing to provide to HCCI, upon request, a consent to the inclusion of its opinion regarding Seller's Financial Statements in any registration statement or other report to be filed by HCCI or its subsidiaries with the SEC for so long as such a consent may be required under the rules and regulations of the SEC.

                  (vii) Employee Agreements. Employee
            non-solicitation/confidentiality agreements, in the form of Exhibit F hereto, executed by each of the persons named on Schedule 7.1(g)(vii) hereto.

                  (viii) Legal Opinion. A legal opinion from Meardon, Sueppel &
            Downer, PLC, counsel to Seller, Stockholder and Founder, in substantially the form of Exhibit G hereto.

                  (ix) UCC Terminations. UCC-3 termination statements providing for the release and termination of all Claims on the Purchased
            Assets.

                  (x) Landlord Consent. In connection with the assumption of the
            Office Lease, a document evidencing the landlord's consent to the assignment of the Office Lease to Buyer.

                  (xi) Proof of Legal Name. Delivery of proof of filing of the legal name change of Seller with the Iowa Secretary of State.

                  (xii) Termination of Certain Contracts. Delivery of evidence satisfactory to Buyer of the termination of (1) the agreement between Seller and ArtView, Inc. referred to on Schedule 2.24, and
            (2) the agreement between Seller and ZAPS referred to on Schedule
            2.24 and in Section 5.10.

                  (xiii) Conditional Assignment to Lenders. A consent from
            Seller, Stockholder and Founder (to be prepared and delivered by Buyer) to the conditional assignment by HCCI, HCOC and Buyer to HCOC's senior lenders, as collateral to secure all of HCOC's and its subsidiaries indebtedness, obligations and liabilities to such senior lenders, of all of HCCI's, HCOC's and Buyer's rights, title and interest in, to and under this Agreement (together with all claims, monies, rights, powers, privileges, remedies, options, deposits and benefits of each of them hereunder, including, without limitation, all indemnity claims hereunder, together with full power and authority in the name of HCCI, HCOC and Buyer to enforce, collect, receive or receipt for any of the foregoing).

            (h) Other Documentation. Any other supporting documents, certificates or instruments as are reasonably requested by Buyer.

      7.2 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligations under this Agreement are subject to the fulfillment (or waiver by Seller), prior to or at the Closing, of the following conditions:

            (a) Representations, Warranties, Covenants. Each of the representations and warranties of Buyer, HCOC and HCCI shall be true and correct in all material respects (except as to any such representations and warranties that are qualified by "materiality," "Material Adverse Effect," to the "knowledge" of a party, or words of similar import, which representations and warranties, after giving effect to such qualifications, shall be true and correct in all respects) on and as of the Closing Date as though made on and as of such date; and Buyer shall have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

            (b) Consideration. At the Closing, Buyer shall deliver (i) the Closing Cash Payment to Seller, and (ii) certificates representing the shares of Series C Preferred Stock to Seller and to Indemnification Escrow Agent, all as specified in Section 1.7 hereto.

            (c) No Litigation. No judgment, injunction, order or decree enjoining or prohibiting any of the parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby, shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking material damages or other material relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby or which could reasonably be expected to have an Material Adverse Effect on Seller, on the one hand, or Buyer, HCOC and HCCI, on the other hand.

            (d) Closing Deliverables. At the Closing, Seller shall have received the following:

                  (i) Certificates.

                        (A) A certificate executed on behalf of Buyer, HCOC and
                  HCCI, dated as of the Closing Date, certifying to Seller and Stockholder that the statements set forth in Section 7.1(a) are true and correct as of the Closing.

                        (B) A certificate executed on behalf of Buyer, HCOC and
                  HCCI, dated as of the Closing Date, certifying to Seller and Stockholder that (1) the resolutions by which the corporate action on the part of Buyer, HCOC and HCCI necessary to approve this Agreement and the transactions contemplated hereby were taken and that the copies of the text of such resolutions are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (2) that the copies of the certificate of incorporation and bylaws of HCCI provided to Buyer are true and correct copies thereof and that such documents have not been amended and are in full force and effect as of the Closing.

                        (C) A certificate issued by (1) the Secretary of State
                  of the State of Delaware certifying that Buyer has legal existence and is in good standing (or comparable concept), and
                  (2) the Secretary of State of the State of Delaware certifying the certificate of designations of the Series C Preferred Stock.

            (ii) Indemnification Escrow Agreement. The Indemnification Escrow Agreement, executed by Buyer, HCCI and Indemnification Escrow Agent.

            (iii) Agreement of Assumption of Liabilities. An executed copy of the Agreement of Assumption of the Liabilities by Buyer in the form of Exhibit H hereto (the "Agreement of Assumption of the Liabilities").

            (iv) Legal Opinion. A legal opinion from Goodwin Procter LLP, counsel to HCCI, HCOC and Buyer, in substantially the form of Exhibit I hereto.

      (e) Other Documentation. Any other supporting documents, certificates or instruments as are reasonably requested by Seller.

                          SECTION 8 - INDEMNIFICATION

8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      (a) All of the representations, warranties, covenants and agreements made by each party in this Agreement or the other Transaction Documents are material, shall be deemed to have been relied upon by the party or parties to whom they are made (with all parties hereto reserving their respective rights hereunder), and shall bind the parties' successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall survive the Closing and inure to the benefit of the parties and (subject to Section 12.5 below) their respective successors and assigns, whether so expressed or not; provided, however, that notwithstanding any provisions of this or any other agreement, document or instrument to the contrary, the representations and warranties of the parties hereunder shall, except as otherwise provided in this Agreement, expire, terminate and be of no further force and effect after the second (2nd) anniversary of the Closing Date (the "Survival Period").

      (b) Notwithstanding Section 8.1(a), the Survival Period shall not be applicable to, and a claim for indemnification may be made by an Indemnified Party (as defined below) at any time in respect of, any and all losses, judgments, assessments, liens, demands, taxes, settlements, claims, fines, interest, penalties, obligations, liabilities, diminution in value, damages, costs and expenses (including any and all reasonable costs, fees and expenses (including reasonable attorneys' fees) incident to any of the foregoing) ("Losses") asserted against or incurred or sustained by any of the Indemnified Parties (as defined below), as the same are incurred, arising out of, relating to, or resulting from, or in whole or in part sustained in connection with (the following, "Excluded Claims"):

            (i) Seller's, Stockholder's or Founder's fraud;

            (ii) Seller's, Stockholder's or Founder's intentional misrepresentation or breach of warranties contained in this Agreement or in any other Transaction Document;

            (iii) Seller's, Stockholder's or Founder's failure to perform covenants contained in this Agreement or in any other Transaction Document;

            (iv) Seller's, Stockholder's or Founder's misrepresentation or breach of warranties contained in Sections 2.4, 2.5(a), 2.6(e), 2.25, 3.2(a), 3.3 or 3.5; or

            (v) any Excluded Liability (including, without limitation, Taxes).

            (c) The expiration of any representation or warranty as provided in this Section 8.1 shall not affect the rights of an Indemnified Party in respect of any claim made by such Indemnified Party in a writing received by the party against whom such claim is made prior to the expiration of the Survival Period provided herein.

      8.2 INDEMNIFICATION BY SELLER, STOCKHOLDER AND FOUNDER. Seller, Stockholder and Founder , jointly and severally, hereby agree to indemnify, defend and hold Buyer, HCOC and HCCI, each of their respective directors, officers, members, shareholders, employees, affiliates, agents, direct and indirect parent and subsidiary companies, representatives and successors and assigns (the "Indemnified Parties" and each an "Indemnified Party"), harmless from, against and in respect of, any and all Losses asserted against or incurred or sustained by any of the Indemnified Parties, as the same are incurred, arising out of, relating to, resulting from, or in whole or in part sustained in connection with:

            (a) any misrepresentation or breach of warranty by Seller, Stockholder or Founder contained in this Agreement or in any other Transaction Document;

            (b) the non-performance of any covenant, agreement or obligation to be performed on the part of Seller, Stockholder or Founder under this Agreement or any other Transaction Document; or

            (c) any Excluded Liability (including, without limitation, Taxes).

      8.3 NOTICE AND OPPORTUNITY TO DEFEND. Promptly after the receipt by any Indemnified Party of notice of any claim or the commencement of any action or proceeding by a third party, the Indemnified Party will, if a claim with respect thereto is to be made against Seller, Stockholder or Founder hereunder (each of Seller, Stockholder and Founder, an "Indemnifying Person" and, together, the "Indemnifying Persons") pursuant to Section 8.2 give each of the Indemnifying Persons written notice of such claim or the commencement of such action or proceeding, provided that failure of the Indemnified Party to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect the obligations under this Section 8 of the Indemnifying Persons with respect thereto except and only to the extent that they can demonstrate actual loss or material prejudice as a result of such failure. The Indemnifying Persons, acting together, may elect to defend against such claim or defend such action or proceeding, at their sole cost and expense, and in such event the Indemnified Party shall, at its sole expense, have the right to participate in (but not control) the defense through counsel chosen by the Indemnified Party; provided, however, that the Indemnifying Persons' right to defend any such action or claim shall be conditioned upon such Indemnifying Persons providing the Indemnified Party with written notice to the effect that such Indemnifying Persons would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Indemnifying Persons shall be fully responsible (with no reservation of rights) for all liabilities relating to such claim and that it will provide absolute indemnification (whether or not otherwise required hereunder) to the Indemnified Party with respect to such claim; provided, further, that the assumption of defense of any such matters by the Indemnifying Persons shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification; and further provided, that prior to such assumption of defense, the Indemnifying Persons shall provide the Indemnified Persons with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Persons will have the financial resources to defend the claim, liability or expense and to pay and perform any liability or obligation which may arise out of or in any way relate to such claim, liability or expense or the facts giving rise thereto. If the Indemnifying Persons (a) are in good faith so defending, or (b) are not given the opportunity to so defend pursuant to the preceding sentence, as the case may be, the Indemnified Party shall not compromise or settle any such claim, action or proceeding without the prior written consent of each of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Persons cannot or do not so elect to defend or do not continue to do so in good faith in accordance with the terms of this Section 8.3, the Indemnified Party may defend such claim or defend such action or proceeding in such manner as the Indemnified Party may deem appropriate, including, but not limited to, settling such claim or action or proceeding (after giving notice of the same to each of the Indemnifying Persons) on such terms as the Indemnified Party may reasonably deem appropriate, and the Indemnifying Persons shall assist and cooperate fully with such defense as reasonably requested by the Indemnified Party and shall promptly indemnify and hold harmless (including against all reasonable attorneys' fees) the Indemnified Party in accordance with the provisions of Section 8.2, as applicable.

      8.4 COOPERATION. Each party hereto shall cooperate in the defense of any third party claim, action or proceeding that is subject to indemnification under this Section 8. Should any expense be involved (other than a nominal expense) in giving such cooperation, the Indemnifying Persons shall defray and pay in full all such expense.

      8.5 INDEMNIFICATION LIMITS. Notwithstanding anything to the contrary contained in this Agreement:

            (a) No indemnification under Section 8.2(a) shall be made by Seller, Stockholder or Founder, nor shall Seller, Stockholder or Founder have any liability under Section 8.2(a), with respect to any claim or claims for indemnification made by Indemnified Persons, unless the aggregate amount of Losses subject to indemnification pursuant to Section 8.2 in respect of such claim or claims shall exceed $50,000 (the "Indemnification Threshold"), whereupon the full amount of such Losses in respect of such claims shall be recoverable in accordance with the terms hereof;

            (b) The aggregate amount required to be paid by Seller, Stockholder and Founder in respect of all claims for indemnification made by Indemnified Persons pursuant to Section 8.2 shall in no event exceed $24,000,000 (the "Indemnification Cap") and none of Seller, Stockholder or Founder shall have any liability to any Indemnified Party for, and such Indemnified Parties shall have no right to recover from Seller, Stockholder or Founder, any amount of Losses which exceeds (and from and after the time such Losses exceed) such amount; provided, however, that no limitation pursuant to this Section 8.5 shall apply in respect of claims for indemnification made by Indemnified

      Persons pursuant to Section 8.2 for Losses arising out of, relating to, or resulting from, or in whole or in part sustained in connection with any Excluded Liabilities.

            (c) The amount of any Losses for which a claim or claims for indemnification pursuant to Section 8.2 are made by an Indemnified Party shall be deemed to be reduced to the extent insurance proceeds are actually received by the Indemnified Parties to cover such Losses (net of any increase in premiums or other expenses incurred to obtain such proceeds).

      8.6 PAYMENT OF CLAIMS.

            (a) In the event that an Indemnified Party sustains or incurs Losses for which it is entitled to be indemnified by Seller, Stockholder or Founder under this Agreement, such Indemnified Party shall be entitled (in addition to collecting directly from the Seller, Stockholder or Founder) to receive Escrow Shares or cash held pursuant to the Indemnification Escrow Agreement having a value equal to the amount of such Losses. Notwithstanding the foregoing, it is understood and agreed that amounts for which an Indemnified Party is entitled to indemnification hereunder shall be paid first by delivery of Escrow Shares or cash held pursuant to the Indemnification Escrow Agreement, to the extent thereof, and thereafter shall be paid by Seller, Stockholder or Founder (subject to the limitations otherwise set forth herein). Claims for Escrow Shares or cash held pursuant to the Indemnification Escrow Agreement shall be made in accordance with the terms of the Indemnification Escrow Agreement.

            (b) For purposes of this Section 8.6, in the event the Indemnified Party is to receive Escrow Shares in connection with any such claim, the number of Escrow Shares to be received shall be calculated as follows:

                  (i) If the Escrow Shares to be received are shares of Series C
            Preferred Stock, the number of Escrow Shares to be received shall be equal to the number obtained by dividing (A) the amount of such Losses, by (B) $1,000 (with the result to be rounded up or down to the nearest whole share); and

                  (ii) If the Escrow Shares to be received are shares of HCCI
            Common Stock issued in connection with the conversion of the Series C Preferred Stock upon an initial public offering of HCCI (an "IPO"), the number of Escrow Shares to be received shall be equal to the number obtained by dividing (A) the amount of such Losses, by
            (B) the average closing price per share of such HCCI Common Stock on the Nasdaq National Market (or such other national securities exchange on which such shares are traded) over the fifteen (15) trading days ending on the trading day prior to the date such shares are received by HCCI.

            (c) The parties acknowledge that following an IPO and the conversion of the Series C Preferred Stock to HCCI Common Stock, the Escrow Shares held pursuant to the Indemnification Escrow Agreement may be sold in compliance with such agreement and applicable securities laws, with the proceeds of such sale to be retained in such escrow in accordance with the terms of such agreement.

                            SECTION 9 - TERMINATION

      9.1 TERMINATION. At any time prior to the Closing Date, this Agreement may be terminated:

            (a) by mutual consent of each of the parties hereto;

            (b) by Buyer, HCOC and HCCI if there has been fraud, a material misrepresentation or breach of warranty, or a material breach of covenant, by Seller, Stockholder, or Founder;

            (c) by Seller, Stockholder and Founder if there has been a material misrepresentation or breach of warranty, or a material breach of covenant, by Buyer, HCOC or HCCI;

            (d) by Buyer, HCOC and HCCI if the conditions specified in Section
      7.1 have not been satisfied or waived at or prior to the Closing Date;

            (e) by Seller, Stockholder and Founder if the conditions specified in Section 7.2 have not been satisfied or waived at or prior to the Closing Date;

            (f) by either party if the Closing shall not have occurred on or before April 30, 2004 (or such later date as is mutually agreed to by the parties), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party, or to satisfy the conditions to be satisfied by such party, set forth herein.

      9.2 EFFECT OF TERMINATION.

            (a) All obligations of the parties hereunder shall cease upon any termination of this Agreement pursuant to Section 9.1, provided, however, that, with respect to any such termination, the provisions of this Section 9, Section 1.5, Section 1.14, Section 5.9, Section 6.4, Section 12.1 and
      Section 12.2 hereof shall survive any termination of this Agreement, and nothing herein shall relieve any party from liability for any breach of any such Sections.

            (b) Upon any termination of this Agreement pursuant to Section 9.1, nothing herein shall relieve Seller, Stockholder or Founder from any liability to Buyer, HCOC or HCCI for any misrepresentation or breach of warranty by Seller, Stockholder or Founder, any breach of covenant by Seller, Stockholder or Founder, or any failure to satisfy any condition required to be satisfied by Seller, Stockholder or Founder herein.

                  (c) Prior to the Closing, in connection with any misrepresentation or breach of warranty by Buyer, HCOC or HCCI, any breach of covenant by Buyer, HCOC or HCCI, or any failure to satisfy any condition required to be satisfied by Buyer, HCOC or HCCI herein, the sole and exclusive remedy of Seller, Stockholder and Founder against any of Buyer, HCOC and HCCI shall be to terminate this Agreement under the provisions of Section 9.1 above and to receive the Deposit referred to in
      Section 1.5 above, which Deposit, with respect to such termination, shall constitute liquidated damages (the adequacy of which is hereby acknowledged by the parties to this Agreement) and the sole liability of Buyer, HCOC and HCC..

                  (d) The parties shall have the rights to proceed as further set forth in Section 9.3 below.

      9.3 RIGHT TO PROCEED. Notwithstanding anything in this Agreement to the contrary, if any of the conditions specified in Section 7.1 have not been satisfied, Buyer, HCOC and HCCI shall have the right to proceed with the transactions contemplated hereby without waiving any of their respective rights hereunder. If any of the conditions specified in Section 7.2 have not been satisfied, Seller and Stockholder shall have the right to proceed with the transactions contemplated hereby without waiving any of their respective rights hereunder.

      9.4 BUYER RIGHT TO SPECIFIC PERFORMANCE. Notwithstanding anything to the contrary contained in this Agreement, it is specifically understood and agreed that any material breach by Seller of its obligation to sell, assign, and transfer the Purchased Assets to Buyer will result in irreparable injury to Buyer, HCOC and HCCI, that the remedies available to Buyer, HCOC and HCCI at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which Buyer, HCOC and HCCI may have, Buyer, HCOC and HCCI may enforce their rights by an action for specific performance and each of Seller, Stockholder and Founder expressly waives the defense that a remedy in damages will be adequate.

      9.5 WAIVER. Seller may extend the time for the performance of any of the obligations or other acts of Buyer, HCOC or HCCI hereunder, waive any inaccuracies in the representations and warranties of Buyer, HCOC or HCCI contained herein or in any document delivered pursuant hereto, or waive compliance by Buyer, HCOC or HCCI with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Seller. Buyer, HCOC or HCCI may extend the time for the performance of any of the obligations or other acts of Seller, Stockholder or Founder hereunder, waive any inaccuracies in the representations and warranties of Seller, Stockholder or Founder contained herein or in any document delivered pursuant hereto, or waive compliance by Seller, Stockholder or Founder with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Buyer, HCOC or HCCI.

                SECTION 10 - POST-CLOSING RIGHTS AND OBLIGATIONS

      10.1 COLLECTION OF ASSETS. Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer, from time to time, any cash, credit card payments or other property that Seller may receive with respect to the Purchased Assets other than payments to which Seller is entitled pursuant to this Agreement.

      10.2 PAYMENT OF OBLIGATIONS. Seller shall duly and timely pay and perform all of the Excluded Liabilities in the ordinary course of business as they become due.

      10.3 ASSUMED LIABILITIES. After the Closing, Buyer shall duly and timely pay and perform all of the Assumed Liabilities in the ordinary course of business as they become due.

      10.4 ADJUSTMENT OF OPERATING EXPENSES. All operating expenses of Seller's business, including, but not limited to, rent, real estate taxes, payroll expenses, payroll taxes, equipment maintenance contracts, utilities expenses, and postage expenses, shall, except as otherwise expressly provided herein, be adjusted and allocated between Seller and Buyer to the extent necessary in order that all such expenses attributable to the operation of Seller's business on or before the date preceding the Closing Date (regardless of the date of order or invoice) shall be for the account of, and paid by, Seller, and all such expenses attributable to the operation of Seller's business from, after and including the Closing Date (regardless of the date of order or invoice) shall be for the account of, and paid by, Buyer.

                  (a) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section 10.4 shall be made in accordance with Seller's historical financial and accounting practices, policies and procedures.

                  (b) For purposes of making the adjustments pursuant to this
      Section 10.4, within 90 days following the Closing Date, or within 30 days following delivery of the Final Closing Statement provided under Section 1.9(a)(i) above, or such earlier or later date as shall be mutually agreed to by Buyer and Seller, Buyer and Seller shall agree on an itemized list (the "Adjustment List") of all sums to be credited to or charged against the account of Buyer, with a brief explanation in reasonable detail thereof. Such list shall show the net amount credited to or charged against the account of Buyer. If the Adjustment Amount is a credit to the account of Buyer, Seller shall pay such amount to Buyer; and if the Adjustment Amount is a charge to the account of Buyer, Buyer shall pay such amount to Seller. Payment of the Adjustment Amount shall be made not later than 15 business days following the completion of the Adjustment List.

                  (c) In the event that Seller and Buyer cannot agree on the Adjustment List, any disputed items shall be resolved by the Accounting Firm in the manner provided in Section 1.9(b) of this Agreement.

                  (d) The Adjustment List, as finally determined, shall be final, conclusive, and binding on the parties hereto for purposes of determining the Adjustment Amount to be paid pursuant to this Section 10.4.

      10.5 NON-COMPETITION BY SELLER, STOCKHOLDER AND FOUNDER.

                  (a) Each of Seller, Stockholder and Founder, individually, agree and covenant that it shall not, for a period of five years from the Closing, anywhere within the United States (including Puerto Rico), directly or indirectly, participate in any enterprise that operates a business that competes, directly or indirectly, with the Business. For purposes of this Section 10.5, the term "Business" shall relate to and be limited to the publishing, marketing and/or selling of electronic, print or in-person professional development program products that prepare students in second through 12th grade for any state criterion-referenced, nationally normed or any other similar assessment or test or any other non-basal supplemental products in any format that remediate skills that students need to master to perform well on such state tests and assessments. For purposes of this Section 10.5, the term "Business" shall not relate to any electronic, print, or in-person professional development program products that prepare students for the ACT, SAT, LSAT, GRE, TOEFL, MCAT, PSAT or any similar tests or assessments and any non-basal supplemental products in any format that remediate skills that students need to master to perform well on such tests or assessments. Furthermore, for purposes of this Section 10.5, the term "Business" shall not relate to the writing of textbooks or speaking at educational conferences if such textbooks are not written or such speeches are not given, directly or indirectly, in furtherance of the publishing, marketing or selling of products which are competitive with the Business.

                  (b) In furtherance of the covenants set forth in Section 10.5(a), none of Seller, Stockholder or Founder will solicit, for or on behalf of any Person, any customer of Buyer with respect to any products which are competitive with the Business, or divert to any Person any customer of Buyer with respect to any products which are competitive with the Business.

                  (c) Following the Closing, none of Seller, Stockholder or Founder shall recruit, solicit or induce (or in any way assist another Person in recruiting, soliciting or inducing) any employee or consultant of Buyer (or any person who was such an employee or consultant within six
      (6) months prior to such attempted recruitment, solicitation or inducement) to terminate his or her employment or other relationship with Buyer or to become employed or engaged by any other person or entity.

                  (d) It is the intention of the parties that if any of the restrictions or covenants contained herein is held by a court of competent jurisdiction to cover a geographic area or to be for a length of time which is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

      10.6 EMPLOYEES. Buyer shall, as of the Closing Date, offer to hire substantially all employees of Seller, and shall use its reasonable efforts to employ such employees at positions with comparable levels of responsibility and compensation to the positions held by such employees with Seller, subject to Buyer's existing organizational structure and pay scale and subject to the prospective employees satisfying all hiring requirements of Buyer. Such employees will be at-will employees of Buyer (and as such, such employees may be discharged at any time without liability hereunder) subject to such terms and conditions of employment as Buyer may determine. Other than with respect to Current Liabilities expressly set forth on the Final Closing Statement, Buyer shall not be liable, and Seller shall remain exclusively liable, for all obligations and liabilities, including, without limitation, accrued vacation pay and sick pay, that may arise or have arisen from the employment of employees with, or the termination of their employment by, Seller on or prior to the Closing Date. Seller agrees to pay all such obligations or liabilities or promptly reimburse Buyer in the event that Buyer assumes such obligations or liabilities failing payment by Seller. It is expressly agreed that the provisions of this Section 10.6 are not intended to be for the benefit of or otherwise enforceable by any third Person, including, without limitation, any employee of Seller or Buyer, or any collective bargaining unit or employee organization.

      10.7 STOCK RESTRICTIONS.

                  (a) Seller, Stockholder and Founder hereby agree that none of the shares of Series C Preferred Stock acquired by Seller shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such disposition is in accordance with the terms and conditions of this Section
      10.7. In connection with any transfer of such shares, HCCI may require Seller or any Permitted Transferee (as defined below) to provide at Seller's or such Permitted Transferee's own expense an opinion of Seller's or such Permitted Transferee's counsel addressed to HCCI, which opinion shall be reasonably satisfactory to HCCI, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of the shares of Series C Preferred Stock not in accordance with the terms and conditions of this Section 10.7 below shall be null and void, and HCCI shall not reflect on its records any change in record ownership of any of such shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any such shares. Subject to the foregoing general provisions, the shares of

      Series C Preferred Stock may be transferred pursuant to the following specific terms and conditions:

                        (i) Seller may sell, assign, transfer or give away any
            or all of the shares of Series C Preferred Stock to Permitted Transferees; provided, however, that following such sale, assignment, or other transfer, such shares of Series C Preferred Stock shall continue to be subject to the terms of this Section 10.7 and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to HCCI.

                        (ii) Upon the death of any Permitted Transferee, shares
            of Series C Preferred Stock then held by such Permitted Transferee at the time of such death and any such shares acquired thereafter by such Permitted Transferee's legal representative shall be subject to the provisions of this Section 10.7, and such Permitted Transferee's estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to hold such shares of Series C Preferred Stock under the terms of this Section 10.7.

                        (iii) For purposes of this Section 10.7, the term
            "Permitted Transferee" shall mean Stockholder, Founder, or Founder's spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which Founder is the settlor, or any private foundation or charitable remainder trust designated by Stockholder or Founder; provided, however, that any such trust does not require or permit distribution of any of the shares of Series C Preferred Stock except as provided in this Agreement. Upon the death of Founder (or a Permitted Transferee to whom shares have been transferred hereunder), the term Permitted Transferees shall also include Founder's (or such deceased Permitted Transferee's) estate, executions, administrations, personal representations, heirs, legatees and distributees, as the case may be.

                        (iv) This Section 10.7(a) shall be in effect for a
            period of two years following the Closing Date.

                  (b) In connection with a public offering by HCCI of HCCI Common Stock, each of Seller, Stockholder and Founder, and any Permitted Transferees thereof, if requested in good faith by HCCI and the managing underwriter of such offering, shall execute a lockup agreement pursuant to which each shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of HCCI Common Stock held by him, her or it (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any shares of HCCI Common Stock for a period not to exceed 180 days following the effective date of the registration statement relating to an initial public offering or 90 days following the effective date of the registration statement relating to any subsequent public offering; provided, that Seller, Stockholder an/or Founder shall be obligated to execute such a lockup agreement only if, and to the extent, the executive officers of HCCI execute similar agreements of the same duration with respect to any HCCI Common Stock held by them following the consummation of the applicable offering . For purposes of this Section 10.7(b), "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the HCCI Common Stock.

                  (c) In the event that HCCI consummates an initial public offering of the HCCI Common Stock and becomes subject to the reporting requirements of Section 13 of the Securities Exchange Act 1934, as amended, HCCI shall use its commercially reasonable efforts to take such actions as may be required as a condition to the availability of Rule 144 under the Securities Act. HCCI shall furnish to Seller, within fifteen
      (15) days of a written request, a written statement executed by HCCI as to the steps it has taken to comply with the current public information requirement of Rule 144 such successor rules.

      10.8 TRANSITION PERIOD RELATING TO ZAPS INVENTORY.

                  (a) During the period beginning on the Closing Date and ending on the date which is 90 days following the Closing Date or the date upon which all Remaining Inventory has been shipped, whichever is earlier (the "Transition Period"):

                        (i) Subject to Section 10.8(c) below, if Buyer receives
            any orders that are for ZAPS products only, Buyer will promptly forward such orders to ZAPS for fulfillment, billing and collection of revenue.

                        (ii) If Buyer receives any orders that are for both ZAPS
            products and Buyer's products, then, with respect to any such order,
            (A) Buyer will accept and fulfill the ZAPS portion of such order out of the Remaining Inventory, (B) bill the customer and collect all amounts receivable for the ZAPS portion of such order, and (C) remit to ZAPS an amount equal to 15% of all cash collected on the ZAPS portion of such order.

                  (b) If any Remaining Inventory has not been sold as of June 30, 2004, then, within five days thereafter, Stockholder and Owner will cause ZAPS to purchase from Buyer all such inventory, at original cost, and shall remove such inventory from the premises occupied by Buyer.

                  (c) Following the Closing, in the event Buyer receives any orders that are for ZAPS' ACT and SAT products only, Buyer will promptly forward such orders to ZAPS for fulfillment, billing and collection of revenue. By no later than the fifteenth day of the calendar month following the calendar month in which any cash is received by ZAPS in connection with such orders, ZAPS will pay to Buyer, in cash, an amount equal to 15% of all cash collected with respect to such orders during the immediately preceding calendar month.

                            SECTION 11 - DEFINITIONS

      11.1 CERTAIN DEFINITIONS. For purposes of this Agreement, capitalized terms are generally defined in the Agreement where they are first used. The following terms which are not so defined shall have the following meanings:

                  (a) "Affiliate" of a Person means (i) with respect to a Person, any member of such Person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, manager, member, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a Person or entity, any Person or entity which directly or indirectly controls, is controlled by, or is under common control with such Person or entity.

                  (b) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (c) "Copyrights" means, collectively, copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above.

                  (d) "HCCI Common Stock" means the common stock, $0.001 par value per share, of HCCI, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

                  (e) "Intellectual Property Assets" means, collectively, Patents, Marks, Copyrights, Trade Secrets and any goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties.

                  (f) "knowledge of Seller" means the knowledge, after due inquiry, of Founder, Stockholder, and any Persons at Stockholder or Seller holding the title(s) of "director," "manager," "vice president," "senior vice president," "executive vice president," "president," "chief financial officer," "controller," "chief operations officer,"

      "chief executive officer," "chairman," or such Persons holding equivalent responsibilities regardless of the title.

                  (g) "Marks" means, collectively, trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration.

                  (h) "Material Adverse Effect" means a material adverse effect on the assets, properties, business, condition (financial or other) or prospects of the applicable party.

                  (i) "Patents" means, collectively, patents, patent applications, patent rights, and inventions and discoveries and invention disclosures (whether or not patented).

                  (j) "Person" means an individual, corporation, limited liability company, partnership, association, trust, any unincorporated organization or any other entity;

                  (k) "Seller Intellectual Property Assets" means all Intellectual Property Assets owned by Seller or used in the Business. "Seller Intellectual Property Assets" includes, without limitation, Seller Patents, Seller Marks, Seller Copyrights and Seller Trade Secrets.

                  (l) "Trade Secrets" means, collectively, know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, Beta testing procedures and Beta testing results.

                           SECTION 12 - MISCELLANEOUS

      12.1 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Purchased Assets hereunder and the transactions contemplated hereby, including, without limitation legal, accounting or other professional expenses of Seller, Stockholder or Founder, shall be charged to or paid by or included in any of the Assumed Liabilities.

      12.2 GOVERNING LAW; JURISDICTION; VENUE; JURY WAIVER.

                  (a) This Agreement shall be construed under and governed by the internal laws of the State of Iowa without regard to its conflict of laws provisions.

                  (b) TO THE EXTENT THAT EITHER PARTY SEEKS JUDICIAL INTERVENTION IN RESPECT OF ANY DISPUTES, CLAIMS, OR

      CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE NEGOTIATION, VALIDITY OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF IOWA, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF IOWA, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE.

                  (c) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF THE COURTS DESCRIBED IN SECTION 12.2(b) HEREOF. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 12.3 HEREOF.

                  (d) THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING, WHETHER GROUNDED IN CONTRACT, TORT OR OTHERWISE, RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      12.3 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

            TO BUYER, HCOC or HCCI:       c/o Haights Cross Communications, Inc.
                                          10 New King Street, Suite 102
                                          White Plains, NY 10604
                                          Attn: Chief Financial Officer

            With a copy to:               Goodwin, Procter  LLP
                                          Exchange Place
                                          Boston, MA  02109
                                          Attn:  David F. Dietz, P.C.

            TO SELLER, STOCKHOLDER AND FOUNDER:

            Prior to the Closing:         c/o Buckle Down Publishing Company
                                          2308 Heinz Road
                                          Iowa City, IA 52244-2180
                                          Attn: Douglas Paul

            After the Closing             c/o Douglas Paul
                                          2565 Bluffwood Lane
                                          Iowa City, IA 52245

            With a copy to:               Meardon, Sueppel & Downer PLC
                                          122 South Linn Street
                                          Iowa City, IA 52245-1830
                                          Attn:  Mark T. Hamer, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

      12.4 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, including, without limitation, that certain Letter of Intent for the Acquisition of the Assets of Buckle Down Publishing Company, dated December 23, 2003, by and between Seller and HCCI. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

      12.5 ASSIGNABILITY; BINDING EFFECT. This Agreement may not be assigned by any party without the prior written consent of the other parties; provided, that HCCI, HCOC or Buyer shall be permitted, without the consent of Seller, Stockholder or Founder, to assign its rights hereunder to any wholly-owned subsidiary of HCOC or Buyer now existing or formed hereafter. Subject to the foregoing, this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      12.6 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

      12.7 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same document.

      12.8 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

      12.9 PUBLICITY AND DISCLOSURES. Prior to the Closing, no press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and Seller, except as may be required by applicable laws, rules and regulations (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder).

      12.10 BULK SALES LAW. Buyer hereby waives compliance with the provisions of any applicable bulk sales law and Seller agrees to hold Buyer harmless from all claims made by creditors with respect to non-compliance with any bulk sales law.

                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                 HCCI:

                                 HAIGHTS CROSS COMMUNICATIONS, INC.

                                 By: /s/ Peter J. Quandt
                                     -------------------
                                     Name:  Peter J. Quandt
                                     Title: Chairman and Chief Executive Officer

                                 HCOC:

                                 HAIGHTS CROSS OPERATING COMPANY

                                 By: /s/ Peter J. Quandt
                                     -------------------
                                     Name:  Peter J. Quandt
                                     Title: Chairman and Chief Executive Officer

                                 BUYER:

                                 TRIUMPH LEARNING, LLC

                                 By: /s/ Peter J. Quandt
                                     -------------------
                                     Name:  Peter J. Quandt
                                     Title: Chairman

                                 SELLER:

                                 BUCKLE DOWN PUBLISHING COMPANY

                                 By: /s/ Douglas Paul
                                     ----------------------------------
                                     Name:  Douglas Paul
                                     Title: President

                                 STOCKHOLDER:

                                 PROFILES CORPORATION

                                 By: /s/ Douglas Paul
                                     ----------------------------------
                                     Name:  Douglas Paul
                                     Title: President

                                 FOUNDER:

                                 By: /s/ Douglas Paul
                                     ----------------------------------
                                     Douglas Paul